Exhibit 10.3

EXECUTION VERSION

SALE AND SERVICING AGREEMENT

by and among

CCG RECEIVABLES IV, LLC,

as Depositor

CCG RECEIVABLES TRUST 2014-1,

as Issuer,

COMMERCIAL CREDIT GROUP INC.,

as Originator and Servicer,

PORTFOLIO FINANCIAL SERVICING COMPANY,

as Back-Up Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

Dated as of May 14, 2014

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Schedules

Schedule 1	Schedule of Pool Receivables
Schedule 2	Name and Account Number of Lock-Box Bank and Lock-Box Account
Schedule 3	Location of Certain Offices and Records
Schedule 4	Notice Information

Exhibits

Exhibit A	Form of Supplement for Substituted Receivables
Exhibit B	Form of Servicer Report
Exhibit C	Credit and Collection Policies and Practices

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This SALE AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of May 14, 2014, is entered into by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2014-1, a Delaware statutory trust (the “Issuer”), COMMERCIAL CREDIT GROUP INC. (“CCG”), a Delaware corporation, as Servicer (the “Servicer”) and as the Originator (the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation (the “Back-Up Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely in its capacity as Indenture Trustee hereunder (the “Indenture Trustee”).

WHEREAS,

A. The Originator has sold or contributed the Sold Assets (as defined in the Purchase Agreement) to the Depositor and the Depositor has purchased such Sold Assets (as defined in the Purchase Agreement) from the Originator pursuant to the Purchase Agreement.

B. The Depositor wishes to sell or contribute the Sold Assets to the Issuer and the Issuer wishes to pledge the Sold Assets in addition to other property to the Indenture Trustee as the Collateral under the Indenture.

C. The parties wish to set forth the duties required of the Servicer with respect to the Pool Receivables.

D. The Back-Up Servicer is willing to provide back-up servicing for the Pool Receivables.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined in this Agreement are defined in the Indenture, dated as of May 14, 2014, (the “Indenture”) between the Issuer and the Indenture Trustee. As used in this Agreement, the following terms shall have the following meanings.

“Bank Accounts” means, collectively, the Collection Account and the Reserve Account.

“Bank Account Property” means the Bank Accounts, all amounts and investments held from time to time in any Bank Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Delinquent Receivable” means any Pool Receivable with respect to which any portion of any Scheduled Payment is more than 30 days past due and which is not a Defaulted Receivable.

“Delivery” when used with respect to Bank Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee by physical delivery to the Indenture Trustee endorsed to, or registered in the name of, the Indenture Trustee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Indenture Trustee of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Indenture Trustee by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Indenture Trustee (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Bank Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Bank Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Bank Account Property to the Indenture Trustee’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Indenture Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Bank Account Property to the Indenture Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Bank Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian who either (i) becomes the registered owner on behalf of the Indenture Trustee or (ii) having previously become the registered owner, acknowledges that it holds for the Indenture Trustee; and

(d) with respect to any item of Bank Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Indenture Trustee.

“Eligible Account” means either (i) a segregated trust account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated in the highest rating category from each Rating Agency, (ii) a segregated trust account which may be an account maintained in the corporate trust department of the Indenture Trustee, which is maintained with a depository institution or trust company whose long term unsecured debt obligations have a credit rating from each Rating Agency equivalent to “BBB” or better; or (iii) a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations have a credit rating from each Rating Agency equivalent to “BBB” or better, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) in effect on the Closing Date.

“PFSC” means Portfolio Financial Servicing Company.

“Physical Property” has the meaning set forth in clause (a) of the definition of “Delivery.”

“Prepaid Contract” means a Contract paid in full prior to its scheduled maturity date.

“Purchase Price” has the meaning set forth in Section 3.4.

“Released Receivable” means (i) a Prepaid Contract, (ii) a Delinquent Receivable or (iii) a Defaulted Receivable, in each case, for which a substitution is being made on a Substitution Date.

“Repurchase Amount” has the meaning set forth in Section 5.5(a).

“Reserve Account Withdrawal Amount” means (i) with respect to any Payment Date (including the Class A-1 Maturity Date and Class A-2 Maturity Date), the excess of the amount then on deposit in the Reserve Account over the Required Reserve Account Amount plus the lesser of (x) any shortfall in the amount of Available Amounts available to pay the amounts specified in priorities First through Eighth of Section 4.5(a) of the Indenture and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein and (ii) with respect to the Class B Maturity Date, any date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture or upon the acceleration of the entire unpaid principal amount of the Notes following an Event of Default, any funds remaining on deposit in the Reserve Account.

“Servicer Advance” has the meaning set forth in Section 3.6.

“Servicer Charges” means late charges, prepayment penalties and payments made in connection with any modification, extension or adjustment of Pool Receivables.

“Servicer Default” has the meaning set forth in Section 7.1.

“Servicer Report” means a report, in substantially the form attached hereto as Exhibit B or in such other form as is mutually agreed to by the Issuer, the Servicer and the Indenture Trustee, provided to the Issuer and the Indenture Trustee pursuant to Section 3.7.

“Sold Assets” means (a) the Pool Receivables and Related Security, (b) the Collections, (c) any security interest in the Equipment held by the Depositor, (d) the rights to proceeds from casualty insurance policies covering the Equipment, (e) the Depositor’s rights under the Purchase Agreement, (f) all present and future claims, demands, causes of actions in respect of the foregoing, and (g) all proceeds of the foregoing, sold or contributed by the Originator to the Depositor under the Purchase Agreement and by the Depositor to the Issuer hereunder, together with the Related Security and proceeds relating thereto.

“Sub-Servicer” has the meaning set forth in Section 3.2(i).

“Substitution Date” has the meaning set forth in Section 3.3.

“Substituted Receivable” has the meaning set forth in Section 3.3.

“Successor Servicer” has the meaning set forth in Section 7.4(a).

SECTION 1.2 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date.”

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

SECTION 2.1 Selection, Sale and Contribution of Pool Receivables and other Sold Assets. In consideration of the Issuer’s delivery to or upon the order of the Depositor on the Closing Date of the Notes and the other amounts to be distributed from time to time to the Depositor in accordance with the terms of this Agreement, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Depositor’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Depositor in and to the Sold Assets, whether now owned or existing or hereafter acquired or arising or acquired as follows:

(a) The Pool Receivables to be sold and/or contributed pursuant to this Agreement are Eligible Receivables as of the Closing Date and shall be listed in Schedule 1. The Depositor will insure that no such Pool Receivable shall be subject to any adverse selection which could reasonably be expected to be unfavorable to the Issuer or the Indenture Trustee.

(b) The transfer of the Sold Assets pursuant to this Agreement shall be effective as of the Closing Date. The Depositor will mark its computer files relating to each Pool Receivable, together with its other related books and records, with a notification indicating that such Pool Receivables, together with all Related Security and proceeds thereof have been sold or contributed, as the case may be, to the Issuer and are no longer assets of the Depositor.

(c) The Related Security and any proceeds relating to any Pool Receivable which are received after the Cut-Off Date shall be sold or contributed at the same time as such Pool Receivable is sold or contributed hereunder, whether the applicable Related Security and proceeds exist at such time or arise or are acquired thereafter.

SECTION 2.2 Intent of the Parties; Grant of Security Interest.

(a) The Depositor and the Issuer intend the transactions hereunder to be true sales and contributions of the Sold Assets by the Depositor to the Issuer for all purposes, providing the Issuer and its transferees with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Depositor’s estate in the event of the Depositor’s bankruptcy).

(b) If, notwithstanding the intent of the parties or any other provision hereof, the Sold Assets conveyed hereunder are construed to constitute property of the Depositor or such conveyance is not treated as a sale by the Depositor to the Issuer for all purposes, then this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and the conveyance by the Depositor provided for in this Agreement shall be treated as the Grant of, and the Depositor hereby Grants, to the Issuer a security interest in, to and under all of the Depositor’s right, title and interest in, to and under all the Sold Assets and all proceeds relating thereto, to secure the payment and performance of the Depositor’s obligations under this Agreement and the other Transaction Documents or as may be determined in connection therewith by Applicable Law. Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Depositor shall take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of the Sold Assets, such security interest would be deemed to be a perfected first priority security interest in favor of the Issuer (and its assignee) under Applicable Law and shall be maintained as such throughout the term of this Agreement.

(c) The Depositor acknowledges that the Issuer will, pursuant to the Indenture, assign and pledge the Sold Assets and certain other property and rights to the Indenture Trustee for the benefit of the Noteholders. The Depositor consents to such assignment and pledge.

SECTION 2.3 Purchase Price. The purchase price for each Pool Receivable and the Related Security therefor shall be not less than the fair market value of such Pool Receivable and the Related Security. The Issuer shall pay the Depositor the purchase price with respect to each Pool Receivable and the Related Security by transfer of funds, to the extent that the Issuer has received funds available for that purpose pursuant to this Agreement and the Indenture. If the Issuer did not receive sufficient funds to pay the purchase price for the Sold Assets, the remaining Sold Assets, to the extent the purchase price therefor is not paid in full, shall be deemed to have been transferred by the Depositor to the Issuer as a contribution to the Owner Trust Estate, in return for an increase in the value of the interest of the Issuer held by the Depositor.

SECTION 2.4 Actions Evidencing Purchases.

(a) Except with respect to Equipment with an aggregate invoiced cost of $25,000 or less, the Depositor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action that the Issuer, its assignee or transferee may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder. Without limiting the generality of the foregoing and in addition to the requirements of Section 2.4(b), the Depositor shall, upon the request of the Issuer, its assignee or transferee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) The Depositor hereby authorizes the Issuer or its assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all the Sold Assets now existing or hereafter arising in the name of the Depositor.

SECTION 2.5 Custodian and Custodial Agreement. At all times after the Closing Date, the Issuer and the Servicer shall cause a Custodial Agreement to be in effect on terms and conditions reasonably satisfactory to the Indenture Trustee and shall cause there to be an acting Custodian appointed thereunder (and who has accepted such appointment). Upon the resignation of any Custodian, the Issuer and the Servicer shall take all actions requested by the Indenture Trustee (at the written direction of the Majority Holders) to appoint a successor Custodian who is reasonably satisfactory to the Majority Holders.

ARTICLE III

ADMINISTRATION AND SERVICING OF POOL RECEIVABLES

SECTION 3.1 Appointment of Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person (the “Servicer”) so designated from time to time as Servicer in accordance with this Section 3.1. Each party hereby appoints as its agent the Servicer, from time to time designated pursuant to this Section 3.1, to service the Pool Receivables and to enforce its respective rights and interests in and under the Collateral. To the extent permitted by Applicable Law, the Issuer hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Issuer’s name (to the extent the Issuer has the authority to do so) and on behalf of the Issuer as necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Pool Receivables, including endorsing the Issuer’s name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts and to take all such other actions set forth in this Article III. Until the Indenture Trustee gives notice to CCG (in accordance with the terms of Section 7.4) of the designation of a new Servicer during the existence of a Servicer Default or as a result of the resignation of the Servicer pursuant to Section 3.2(f), CCG is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.

SECTION 3.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect all amounts due each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with such care and diligence, and in accordance with the Credit and Collection Policy, as are consistent with the current business practice of the Servicer with respect to similar accounts receivable generally (including those owned by the

Servicer for its own account), and with the standards of practice used by equipment finance companies of similar size and having similar portfolios as the Servicer. The Servicer shall take all commercially reasonable actions necessary to maintain the perfection and priority of the security interest of the Noteholders and the Indenture Trustee in the Collateral provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected. The Servicer shall hold in trust, and, as required hereunder, segregate, for the account of the Indenture Trustee and the Noteholders, the Collections in accordance with Indenture.

(b) The Servicer may, on behalf of the Issuer, agree to extend or modify a Contract. In the case of an extension or modification, one or more payments may be moved to a future date, which may be before or after the original final maturity date of such Contract. Any amendment, adjustment, modification or extension made by the Servicer hereunder with respect to the date of any Scheduled Payment of any Contract or any reduction of the interest rate or reduction of the amount of any Scheduled Payment of a Contract, may be made by the Servicer only if each of the following conditions is satisfied (in each case a “Permitted Servicer Adjustment”): (i) no payment date for any Scheduled Payment in respect of such Contract has been extended by more than four calendar months beyond the date of such Scheduled Payment; (ii) Scheduled Payments in respect of such Contract have not been extended on more than two (2) occasions; (iii) any such amendment, adjustment, modification or extension shall be performed in accordance with the Credit and Collection Policy and (iv) no such arrangement will be permitted to extend the date of the final Scheduled Payment of any Pool Receivable beyond the last day of the Collection Period relating to the Class B Maturity Date.

(c) The Servicer shall, as soon as practicable following receipt and specific identification thereof, turn over to the Originator all collections received by the Servicer from any Person of indebtedness of such Person to the Originator which are not on account of a Pool Receivable. Notwithstanding anything to the contrary contained in this Article III, the Servicer, the Issuer and the Depositor, or any Affiliate of the Servicer, the Issuer or the Depositor, shall have no obligation to collect, enforce or take any other action described in this Article III with respect to any such indebtedness other than to deliver to the Originator the collections and documents with respect to any such indebtedness as described above in this Section 3.2(c).

(d) In connection with any inspection performed pursuant to Section 6.2(c) hereof, the Servicer shall promptly after the request therefore provide the requested information and access as requested by the Indenture Trustee.

(e) Notwithstanding anything provided in this Agreement, the Servicer shall not have any obligation to defend or otherwise appear in a legal proceeding if such legal proceeding is not, in its reasonable opinion, incidental to its duties as the Servicer hereunder or otherwise may cause the Servicer to incur legal expenses or liabilities. In performing its duties as Servicer hereunder, the Servicer may not, under any circumstance, institute a legal proceeding in which the Indenture Trustee or a Noteholder are named as plaintiffs, without prior written consent of the applicable Person.

(f) CCG acknowledges that the Issuer has relied on CCG’s agreement to act as Servicer hereunder in making its decision to execute and deliver this Agreement and the other

Transaction Documents to which it is a party. Accordingly, CCG shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (i) as required in Section 6.6, (ii) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the CCG shall be evidenced by an opinion of Independent counsel to such effect delivered to the Indenture Trustee), or (iii) with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders), but only if, in any such case, a replacement Servicer (which may be the Back-Up Servicer) is found that (a) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (b) will provide servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents. CCG shall provide notice of its resignation as Servicer hereunder to each Rating Agency.

(g) The Servicer shall execute a Request for Release as may be necessary pursuant to Section 5 of the Custodial Agreement.

(h) The Servicer will notify the Owner Trustee of the final Payment Date as specified in Section 8.1(c) of the Trust Agreement and provide such other information as requested by the Owner Trustee.

(i) The Servicer may delegate its duties and obligations hereunder to any Affiliate subservicer or to any repossession agent or other agent hired in connection with collecting, remarketing, inspecting or similar action in connection with servicing the Pool Receivables and related Equipment (each, a “Sub-Servicer”); provided, that in each such delegation, (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable to the Issuer for the performance of the duties and obligations so delegated, (iii) the Issuer and the Indenture Trustee on behalf of the Noteholders shall have the right to look solely to the Servicer for performance and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Issuer or the Indenture Trustee may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to such Sub-Servicer).

(j) Lock-Box Account. The name and address of the Lock-Box Bank, together with the number of the Lock-Box Account at the Lock-Box Bank are specified in Schedule 2. All Obligors have been instructed to make payment in respect of the Contracts to the Lock-Box Account. The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in the Lock-Box Account within five (5) Business Days after deposit of such Collections into the Lock-Box Account. The Servicer shall transfer within five (5) Business Days after deposit into the Lock-Box Account all Collections to the Collection Account. The Servicer shall use reasonable efforts to ensure that no funds are transferred out of the Lock-Box Account (other than to the Collection Account) unless the Servicer or the Intercreditor Master Agent has identified and segregated such funds from the Collections. Other than the Lock-Box Intercreditor Agreement, the Servicer has not created, or participated in the creation of, or permitted to exist, any Liens in relation to the Lock-Box Account and will not create, or participate in the creation of, or permit to exist, any Liens in relation to the Lock-Box Account. The Servicer shall not amend, modify or supplement the Lock-Box Intercreditor

Agreement or the Lock-Box Agreement without prior written notice to each Rating Agency and satisfaction of Rating Agency Confirmation and the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders). The Servicer will not transfer any funds out of the Lock-Box Account except in accordance with this Agreement and the Lock-Box Intercreditor Agreement.

The Servicer shall cause to be deposited to the Lock-Box Account within two (2) Business Days of receipt all funds identified as Collections received directly by the Issuer, the Originator, the Depositor or the Servicer. If the Servicer, Issuer or Originator receives any payment from an Obligor of a Pool Receivable who is also an Obligor of a Receivable that is not a Pool Receivable and the Obligor has not directed the application of such payment, the Servicer shall apply such payment in accordance with the terms of the Lock-Box Intercreditor Agreement. With respect to partial payments received from an Obligor of a Pool Receivable who is also an Obligor of a Receivable owned outright (meaning, not subject to the Lien of any other Person) by the Servicer or Originator or by any Affiliate of the Servicer or Originator, and the Obligor has not directed the application of such partial payment, the Servicer shall apply such payment which would be allocable on a ratable basis, to the Servicer or Originator first towards the related Pool Receivable and then towards the Receivable owned outright by the Servicer or Originator or by any Affiliate of the Servicer or Originator.

SECTION 3.3 Substitution of Receivables by the Originator.

(a) The Originator shall have the option to substitute Eligible Receivables for Released Receivables (each such substituted Eligible Receivable, a “Substituted Receivable”), which such substitutions shall together be limited on an aggregate, cumulative basis to 10% of the Original Pool Balance. Substitution under this Section 3.3 is prohibited unless as of the date of substitution (the “Substitution Date”), the Substituted Receivable will have a Net Book Value equal to or greater than the Released Receivables being substituted and will mature before the last day of the Collection Period relating to the Class B Maturity Date. Each such Substituted Receivable shall be accompanied by a supplement to this Agreement, substantially in the form of Exhibit A hereto (the “Substitution Supplement”), subjecting such Receivable, the Related Security, the Collections and proceeds of the foregoing to the provisions hereof and providing with respect to such Substituted Receivable and the Related Security the information required in the schedule to such Substitution Supplement.

(b) The Servicer will provide the executed Substitution Supplement to the Indenture Trustee and the Custodian, and will provide the Custodian File relating to the related Substituted Receivables to the Custodian in the time period required under the Custodial Agreement. Upon receipt of such items by the Indenture Trustee and the Custodian, the Custodian shall release the Custodian File with respect to the Released Receivable to the Servicer pursuant to the Custodial Agreement, and the Indenture Trustee (at the written request and expense of the Issuer) shall be required to deliver such instruments of reconveyance and release furnished by the Servicer as may be necessary to transfer such Released Receivables to the Originator and release such Released Receivables from the Lien of the Indenture.

SECTION 3.4 Optional Purchase by the Servicer.

(a) If, on the last day of a Collection Period, the Pool Balance is equal to or less than 15% of the Original Pool Balance, the Servicer has the option to purchase the Collateral on the Payment Date related to such Collection Period. The Servicer may exercise its option to purchase the Collateral by (i) notifying each Rating Agency, the Indenture Trustee and the Owner Trustee at least ten (10) days before the Payment Date related to such Collection Period, and (ii) remitting to the Collection Account the Purchase Price for the Collateral in immediately available funds by 10:00am (New York City time) on the Payment Date related to such Collection Period. For purposes of the Servicer’s optional purchase of the Collateral hereunder, “Purchase Price” means the excess of (i) the sum of (a) either (1) in the event that the Servicer is an Affiliate of the Certificateholder, the Note Balance and all accrued but unpaid interest thereon or (2) in the event that the Servicer is not an Affiliate of the Certificateholder, the Pool Balance, (b) all amounts due to the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement and (c) any other sums secured by the Indenture over (ii) the sum of (a) the Available Amounts for such Collection Period and (b) the amount then on deposit in the Reserve Account.

(b) On the Payment Date on which the optional purchase is exercised pursuant to clause (a) above, and following the payment of all amounts due under the Indenture on such Payment Date, the Issuer will be deemed to have sold and assigned to the Servicer as of the last day of the preceding Collection Period all of the Issuer’s right, title and interest in and to the Collateral, including the Pool Receivables and all security and documents relating to such Pool Receivables. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Pool Receivables free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records indicating that any Receivables purchased pursuant to Section 3.4(a) are no longer Pool Receivables, file UCC termination or amendment statements or take any other action necessary or appropriate to evidence the transfer of ownership of the purchased Pool Receivables free from any Lien of the Issuer or the Indenture Trustee. The Issuer, the Owner Trustee or the Indenture Trustee, as applicable, will execute such documents and instruments and any and all further instruments, including any authorizations to file UCC financing statement amendments, required or reasonably requested by the Servicer to effect such transfer.

SECTION 3.5 Servicing Fee. The Servicer shall be paid the Servicing Fee pursuant to Sections 4.5(a) and (b) of the Indenture.

SECTION 3.6 Servicer Advance. If the Servicer determines that any Scheduled Payment with respect to any Pool Receivable that was due during the Collection Period was not received in full prior to the related Determination Date, the Servicer has the right to elect, but is not obligated, to advance the unpaid Scheduled Payment if it reasonably believes that the advance will be recovered from subsequent payments with respect to that Pool Receivable (the “Servicer Advance”). The Servicer shall be entitled to reimbursement for the amount of any Servicer Advance from amounts subsequently received with respect to that Pool Receivable or, if the Servicer determines that a Servicer Advance will not be recovered from the Pool Receivable to which it relates, from amounts received with respect to other Pool Receivables.

SECTION 3.7 Servicer Reports. On each Determination Date (or, in any event, no later than the opening of business on the related Payment Date), the Issuer, or the Servicer on its behalf, shall deliver a monthly Servicer Report to (i) the Issuer and the Indenture Trustee, (ii) each Rating Agency, and (iii) the Back-Up Servicer detailing, among other things, (a) the Servicer’s Tangible Net Worth, calculated as of the end of the preceding calendar quarter and updated in the second Servicer Report delivered following the end of each calendar quarter and (b) amounts received on the Pool Receivables in respect of the immediately preceding Collection Period and available for payment on the related Payment Date.

SECTION 3.8 Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by, and shall execute on behalf of, the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Owner Trustee or by the Issuer, and shall execute on behalf of, the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a Certificateholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Sections 5.1(a) and (b) and 5.2 of the Trust Agreement with respect to, among other things, accounting and reports to a Certificateholder; provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Servicer specified in Section 10.11 of the Trust Agreement, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Transaction Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Depositor, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Depositor or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Section unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall have consented thereto in writing (at the written direction of the Majority Holders). For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Pool Receivables);

(C) the amendment, change or modification of this Agreement or any of the Transaction Documents to which it is a party;

(D) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

(E) the removal of the Indenture Trustee.

(e) The Back-Up Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 3.8. Notwithstanding the foregoing or any other provision of this Agreement, CCG shall continue to perform the obligations of the Servicer under this Section 3.8.

ARTICLE IV

BANK ACCOUNTS

SECTION 4.1 Accounts.

(a) Collection Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2014-1,” that is designated as the “Collection Account”. The Collection Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee to make withdrawals from the Collection Account in accordance with the Transaction Documents. The Servicer may direct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Indenture Trustee or the Servicer, as applicable, amounts that do not constitute Available Amounts for any Collection Period or that were deposited into the Collection Account in error.

(ii) Distributions on Payment Date. All Collections deposited into the Collection Account shall be distributed in accordance with Sections 4.5(a) and (b) of the Indenture. Any Excluded Amounts that do not belong to the Issuer and that were deposited into the Collection Account shall be removed from the Collection Account by the Indenture Trustee, as indicated on the related Servicer Report, on each Payment Date prior to the application of Collections pursuant to Sections 4.5(a) and (b) of the Indenture.

(iii) Funds on deposit in the Collection Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available to be applied on the next Payment Date.

(b) Reserve Account.

(i) On or before the Closing Date, the Indenture Trustee, on behalf of the Noteholders, will establish and maintain in its own name an Eligible Account to be designated as “U.S. Bank National Association, as Indenture Trustee, as secured party for CCG Receivables Trust 2014-1,” that is designated as the “Reserve Account”. The Reserve Account will be under the sole dominion and control of the Indenture Trustee, except that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with the Transaction Documents.

(ii) On the Closing Date, the Issuer will deposit or cause to be deposited the Required Reserve Account Amount into the Reserve Account from the proceeds of the sale of the Notes. Following this initial funding, any cash remaining in the Collection Account after making the payments owed to the Noteholders, the Servicer, the Back-Up Servicer, Indenture Trustee, the Owner Trustee and the Custodian pursuant to clauses First through Eighth of Section 4.5(a) of the Indenture will be deposited in the Reserve Account until the balance in the Reserve Account equals the Required Reserve Account Amount. Amounts on deposit in the Reserve Account will be available for payments of interest pursuant to Sections 4.5(a) and (b) of the Indenture. To the extent that the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for a Payment Date, after giving effect to all other deposits and withdrawals therefrom, the Indenture Trustee shall distribute the amount of any excess as part of Available Amounts on such Payment Date.

(iii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on information in the Servicer’s Report) to withdraw from the Reserve Account the Reserve Account Withdrawal Amount and the investment income from the investment of funds in the Reserve Account and the Collection Account and deposit such amounts into the Collection Account to be included as Available Amounts for that Payment Date. On any date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture or upon the acceleration of the entire unpaid principal amount of the Notes following and Event of Default, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account any funds remaining on deposit therein and deposit such amounts into the Collection Account to be included as Available Amounts for that Payment Date.

(iv) The Indenture Trustee will transfer all funds on deposit in the Reserve Account to the Depositor on the earlier of: (i) the Payment Date on or after which the Servicer has deposited into the Collection Account the Purchase Price in connection with its exercising its option to acquire the Pool Receivables pursuant to Section 3.4 and (ii) the date on which the Note Balance and all other amounts owing or to be distributed to the Noteholders under the Indenture and this Agreement are paid in full.

(v) Funds on deposit in the Reserve Account shall be invested by the Indenture Trustee (at the written direction of the Servicer) in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Reserve Account to be accessed and applied on the next Payment Date following such investment.

SECTION 4.2 Maintenance of Accounts.

(a) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Bank Accounts and in all proceeds thereof for the benefit of the Noteholders and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Bank Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Bank Accounts ceases to be an Eligible Account, the Indenture Trustee shall notify the Servicer (who shall notify each Rating Agency), the Indenture Trustee (or the Servicer on its behalf, or at the direction of the Majority Holders) shall within five (5) Business Days establish a new Bank Account as an Eligible Account and shall transfer any cash and/or any investments to such new Bank Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Bank Accounts are not accounts with the Indenture Trustee, the Servicer shall notify the Indenture Trustee in writing promptly upon any of such Bank Accounts ceasing to be an Eligible Account.

(b) With respect to the Bank Account Property, the Indenture Trustee agrees that:

(i) any Bank Account Property that is held in deposit accounts shall be held solely in the Eligible Accounts; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

(ii) any Bank Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Indenture Trustee;

(iii) the Indenture Trustee shall act as the “securities intermediary”, and as the Person holding the “securities entitlement” for purposes of Section 8-501 of the UCC of the State of New York, and the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(iv) any Bank Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Bank Account Property as described in such paragraph;

(v) any Bank Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee’s (or its nominee’s) ownership of such security; and

(vi) any cash that is Bank Account Property shall be considered a “financial asset” under Article 8 of the UCC.

ARTICLE V

THE DEPOSITOR

SECTION 5.1 Representations and Warranties

(a) Representations and Warranties of the Depositor. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(i) Corporate Existence and Power. It (1) is a limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (2) is not organized under the Laws of any other jurisdiction or governmental authority, (3) has all power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (4) is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(ii) Due Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (1) are within its powers, (2) have been duly authorized, (3) require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by this Agreement which have been (or as of the Closing Date will have been) duly made and in full force and effect), (4) do not contravene, conflict with or constitute a default under (A) its organizational documents, (B) any Law applicable to it, (C) any material contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, and (5) will not result in the creation or imposition of any Lien (other than Permitted Liens created under the Transaction Documents) upon or with respect to its property, except as contemplated hereby and by the Transaction Documents, which could reasonably be expected to have a Material Adverse Effect.

(iii) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and, upon payment of the purchase price as set forth herein, shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with the respective terms of such agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and to general principles of equity; regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.2 The Depositor’s Additional Representations and Warranties. The Depositor represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(I)	General Representations

(a) Accuracy of Information. All written information heretofore furnished by the Depositor to the Issuer (or its assignee) in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and such information shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(b) Tax Status; Sale Treatment. The Depositor (1) has filed all tax returns (federal, state and local) required to be filed, (2) has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Depositor through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP), and (3) will not account for the sale of the Sold Assets pursuant to this Agreement, other than as a sale by the Depositor to the Issuer (except to the extent otherwise required for United States federal income tax purposes under the Internal Revenue Code or by the application of consolidated financial reporting principles under GAAP). No tax lien has been filed and to the Depositor’s knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(c) Action, Suits. The Depositor is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to the knowledge of the Depositor threatened, against or affecting the Depositor or any Affiliate of the Depositor or their respective properties, in or before any Official Body or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d) Use of Proceeds. No proceeds of any sale or contribution hereunder shall be used by the Depositor (1) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, (2) to acquire any equity security of a class which is registered pursuant to Section 12 of such act or (3) for any other purpose that violates Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(e) Principal Place of Business; Chief Executive Office; Location of Records. The Depositor is a limited liability company duly organized under the laws of the state of Delaware. The principal place of business and chief executive office of the Depositor and the offices where the Depositor keeps all its records relating to the Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer in accordance with the terms of this Agreement.

(f) Subsidiaries; Tradenames, Etc. (1) As of the Closing Date, the Depositor has only the Subsidiaries and divisions listed on Schedule 3 (which Schedule may be updated from time to time by notice from the Depositor to the Issuer and the Indenture Trustee) and (2) the Depositor has, within the last five (5) years, operated only under the tradenames identified on Schedule 3, and, within the last five (5) years, has not changed its name other than the tradenames identified on Schedule 3, merged with or into or consolidated with any other Person or been the subject of any Proceeding under the Bankruptcy Code. Schedule 3 also lists the correct Federal Employer Identification Number of the Depositor.

(g) Not an Investment Company. The Depositor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(h) ERISA. Neither the Depositor nor any ERISA Affiliate (i) maintains any “pension plan” (as defined in Section 3(2) of ERISA) or (ii) contributes to any “multiemployer plan” (as defined in Section 3(37) and 4001(a)(3) of ERISA).

(i) Lock-Box Account. All Obligors in respect of Pool Receivables sold or contributed hereunder have been instructed as of the Closing Date to make payment to a Lock-Box Account. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Account at the Lock-Box Bank, are specified on Schedule 2, as updated by the Depositor from time to time by notice from the Depositor to the Issuer. The Depositor shall at all times have the ability to identify and segregate, in accordance with the terms of the Lock-Box Intercreditor Agreement, all of the Collections from other funds on deposit in the Lock-Box Account and cause the same to be deposited into the Collection Account within five (5) Business Days after receipt of such Collections.

(j) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(k) Nonconsolidation. The Depositor has taken and will continue to take all actions required to maintain the Issuer’s status as a separate legal entity, including, without limitation, (1) not holding the Issuer out to third parties as other than an entity with assets and liabilities distinct from the Depositor and the Depositor’s other Subsidiaries; (2) other than by reason of owning the residual interest of the Issuer, not holding itself out to be responsible for any decisions or actions relating to the Issuer (except for decisions or actions as Certificateholder); (3) preparing unaudited separate financial statements for the Issuer (which may be consolidated with the Depositor); (4) taking such other actions as are necessary on its part to ensure that all procedures required by its and the Issuer’s certificate of formation and limited liability company agreement, and certificate of trust and Trust Agreement, respectively, are duly and validly taken; (5) keeping correct and complete records and books of account and corporate minutes; and (6) not acting in any manner that could foreseeably materially mislead others with respect to the Issuer’s separate identity. In addition to the foregoing, the Depositor has taken and will continue to take all necessary actions so that:

(i) the Depositor shall maintain records and books of account and minutes separate from those of the Issuer;

(ii) the Depositor shall maintain an arm’s-length relationship with the Issuer and shall not hold itself out as being liable for any Indebtedness of the Issuer (other than certain indemnification obligations of the Issuer provided herein);

(iii) the Depositor shall keep its assets and its liabilities wholly separate from those of the Issuer (except with respect to any commingled Collections to the extent permitted under this Agreement or the Indenture);

(iv) the Depositor shall at all times limit its transactions with the Issuer only to those expressly permitted hereunder or under any other Transaction Document; and

(v) the Depositor shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Depositor contained in the opinion of Katten Muchin Rosenman LLP delivered pursuant to the terms of the Transaction Documents.

(l) Preference; Voidability. The Issuer shall have given reasonably equivalent value to the Depositor in consideration for the sale to the Issuer of the Sold Assets from the Depositor, and such sale shall not have been made for or on account of an antecedent debt owed by the Depositor to the Issuer and no such sale is or may be voidable under any section of the Bankruptcy Code.

(m) Compliance with Law. The Depositor has complied with all Applicable Laws to which it may be subject, (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(n) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Depositor contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer as if the same were set forth in full herein.

(o) Schedule of Pool Receivables. The schedule of Pool Receivables listed on Schedule 1 hereto is true and correct as of the date hereof.

(II)	Representations with respect to the Pool Receivables

(a) Good Title; Perfection.

(i) Immediately preceding the sale or contribution hereunder, the Depositor was the owner of all of the Sold Assets, free and clear of all Liens (other than any Permitted Liens). This Agreement constitutes a valid sale, transfer and assignment of the Sold Assets to the Issuer from the Depositor and, upon the purchase or contribution, as the case may be, hereunder the Issuer shall acquire a valid, enforceable and perfected ownership interest in the Sold Assets free and clear of any Lien (other than any Permitted Liens and Equipment with an aggregate invoiced cost of $25,000 or less).

(ii) Notwithstanding the immediately preceding sentence, if the conveyance by the Depositor to the Issuer of the Sold Assets hereunder were construed not to be a sale or contribution, this Agreement creates a valid security interest in favor of the Issuer (and its assignee) in the Sold Assets consisting of all the Pool Receivables sold hereunder, the Related Security, the related Equipment and the proceeds relating thereto, free and clear of all Liens (other than Permitted Liens) (provided, however, that no representation is made herein with respect to creation or perfection of any security interest in goods or other assets pledged by an Obligor other than Equipment with an aggregate invoiced cost of more than $25,000); all financing statements and other documents required to be recorded or filed in order to perfect the security interest of the Issuer in the Sold Assets have been filed, and the Issuer (and its assignee) has, subject to Permitted Liens, a perfected first priority security interest in all the Sold Assets sold hereunder, and the proceeds relating thereto, free and clear of all Liens (other than the Permitted Liens).

(b) Nature of Pool Receivables. Each Pool Receivable will be an Eligible Receivable as of the Closing Date. As of the Closing Date, the Depositor has no knowledge of any fact that would cause it or should have caused it to expect any payments on such Pool Receivable will not be paid in full when due or that is reasonably likely to cause or result in any Material Adverse Effect on the Issuer or the Noteholders in respect of such Pool Receivable. To the extent that the first Scheduled Payment of a Pool Receivable is due after the Cut-Off Date, such first Scheduled Payment of such Pool Receivable is not more than 61 days late. In the event of a prepayment of a Pool Receivable, there is no obligation to rebate money to the related Obligor.

(c) Perfection Representations. The Depositor is the sole owner of all of the Pool Receivables sold hereunder listed in Schedule 1 free and clear of all Liens (other than Permitted Liens). The Depositor further represents:

(1) General.

(A) The Pool Receivables sold hereunder constitute “accounts,” “instruments,” “general intangibles,” or “tangible chattel paper” within the meaning of the UCC.

(B) The Depositor has taken all steps or commenced procedures necessary in each jurisdiction in which the Pool Receivables were originated to perfect its security interest against the Obligors in the Equipment securing the Pool Receivables sold hereunder; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(C) The Depositor has received all consents and approvals required by the terms of the Pool Receivables to the pledge of a security interest in the Pool Receivables to the Issuer.

(2) Creation. The Depositor owns and has good and marketable title to the Sold Assets immediately prior to the sale or contribution or pledge thereof in accordance with the terms of this Agreement free and clear of any Lien, claim or encumbrance of any Person, excepting other Permitted Liens and liens for taxes, assessments or similar governmental charges or levies that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a Lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

(3) Perfection. The Depositor has caused or commenced procedures for the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale and/or contribution of the Sold Assets from the Depositor to the Issuer; provided, however, that the security interest in Equipment with an aggregate invoiced cost of $25,000 or less may not be perfected.

(4) Priority.

(A) Other than the transfer of the Sold Assets to the Issuer hereunder, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets. The Depositor has not authorized the filing of, nor is aware of any financing statements against the Depositor that include a description of collateral covering the Sold Assets transferred hereunder other than any financing statement relating to the transfer of the Sold Assets hereunder or that has been or is being terminated in connection with the execution of this Agreement. The Depositor is not aware of any judgment or tax lien filings against it.

(B) With respect to Sold Assets which constitute “tangible chattel paper” or “instruments” within the meaning of the UCC, the Depositor shall deliver to the Custodian all original copies of the instruments that constitute or evidence the Sold Assets transferred hereunder. The Contracts and instruments that constitute or evidence the Sold Assets do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

(5) Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations contained herein shall be continuing, and remain in full force and effect until the occurrence of the final Payment Date.

(6) No Waiver. The Depositor (i) shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive any of these perfection representations; (ii) shall provide the Issuer with prompt written notice of any breach of these perfection representations, and shall not, without obtaining the prior written consent of the Issuer and the Indenture Trustee waive a breach of any of these perfection representations

(III)	Notice of Breach. Upon discovery by the Depositor of a breach of any of the foregoing representations and warranties, the Depositor shall give written notice to the Issuer and to the Indenture Trustee within three (3) Business Days of such discovery.

SECTION 5.3 Affirmative Covenants of the Depositor. At all times prior to the final Payment Date, the Depositor, for the benefit of the Issuer and its assignees, shall do each of the following:

(a) Conduct of Business; Ownership. The Depositor shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where failure to so comply would not have a Material Adverse Effect. The Depositor shall at all times, be a wholly-owned Subsidiary of the Originator;

(b) Compliance with Laws, Etc. The Depositor shall comply with all Laws to which it or its properties may be subject and preserve and maintain its limited liability company existence, rights, franchises, qualifications and privileges except where failure to so comply, preserve or maintain would not have a Material Adverse Effect;

(c) Inspection of Records.

(i) Prior to the occurrence of a Default or an Event of Default and once per calendar year at the expense of the party requesting such audit or inspection, the Depositor shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer, permit the Issuer or its appointees (including, without limitation, the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Sold Assets, including the related Contracts and (B) visit the offices and properties of the Depositor, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Sold Assets or the Depositor’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant, of the Depositor having knowledge of such matters.

(ii) During a Default or an Event of Default, the Issuer and its assigns (including the Indenture Trustee on behalf of the Noteholders) may conduct an unlimited number of audits of the Depositor, as necessary, for any of the purposes set forth in (i) and (ii) above, as necessary, at the expense of the Depositor.

(d) Notice of the Issuer’s and Indenture Trustee’s Interest. In the event that the Depositor sells or otherwise transfers any interest in accounts receivable or any other financial assets (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Depositor in connection with any such sale or transfer shall, to the extent that such computer tapes, files or other documents or instruments contain any references to the Sold Assets, disclose the Issuer’s ownership of the Sold Assets and the Indenture Trustee’s security interest therein.

(e) Sale Treatment. The Depositor shall not account for, or otherwise treat, the transactions contemplated herein in any manner other than as a sale of the Sold Assets by the Depositor to the Issuer (except to the extent otherwise required (i) for United States federal income tax purposes under the Internal Revenue Code or (ii) by the application of consolidated financial reporting principles under GAAP).

(f) Protection of Security Interest of the Issuer and the Indenture Trustee. The Depositor agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer may reasonably request in order to perfect or protect the Issuer’s title in the Sold Assets (other than Equipment with an aggregate invoiced cost of $25,000 or less) or to enable the Issuer to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Depositor shall, upon the request of the Issuer (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost greater than $25,000 and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Sold Assets. Without limiting the foregoing, the Depositor may in its discretion execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an original cost of $25,000 or less. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(g) Taxes. The Depositor will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

SECTION 5.4 Negative Covenants of the Depositor At all times from the Closing Date to and including the final Payment Date:

(a) No Sales, Liens, Etc. Except as otherwise provided herein and in the other Transaction Documents, the Depositor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) (or the filing of any financing statement) upon or with respect to (i) any of the Sold Assets, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Pool Receivable, or assign any right to receive income in respect thereof or (iii) any account which concentrates in a Lock-Box Account to which any Collections of any Pool Receivable are sent (except for any right of a Lock-Box Bank with respect to a Lock-Box Account as permitted under the Transaction Documents).

(b) No Extension or Amendment of Receivables. The Depositor shall not claim or assert that it has, solely in its capacity as Depositor, the right to extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract pursuant to which such Pool Receivable is created.

(c) Change of Name, Etc. The Depositor shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Depositor delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Depositor as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Sold Assets. The Depositor will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 5.5 Repurchases by the Depositor.

(a) If a Responsible Officer of the Depositor has actual knowledge, or receives written notice, of a breach of the representations or warranties made by the Depositor pursuant to Section 5.2(II) with respect to any Pool Receivable that materially and adversely affects the interest of the Issuer or the Noteholders in such Pool Receivable and such breach has not been cured in all material respects by the last day of the second full Collection Period (or, at the Depositor’s option, the first full Collection Period) after the Responsible Officer obtains actual knowledge or is notified of such breach, the Depositor will repurchase such Pool Receivable by remitting (or causing to be remitted) an amount equal to the then Net Book Value of such Receivable (the “Repurchase Amount”) for such Receivable to the Collection Account on the Business Day preceding the Payment Date after such Collection Period.

(b) The sole remedy for a breach of the representations and warranties of the Depositor contained in Section 5.2(II) that has not been cured is (i) to require the Depositor to repurchase any Pool Receivable with respect to which the Depositor’s breach of such representations and warranties materially and adversely affected the interests of the Issuer or Noteholders in such Pool Receivable, or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of CCG to repurchase such Pool Receivable pursuant to Section 5.4 of the Purchase Agreement. None of the Servicer, the Owner Trustee, the Indenture Trustee or the Depositor will have any duty to conduct an investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to Section 5.5(a).

(c) When the Repurchase Amount is included in Available Amounts for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor as of the last day of the second preceding Collection Period all of the Issuer’s right, title and interest in and to the Pool Receivable repurchased by the Depositor pursuant to Section 5.5(a) and security and documents relating to such Pool Receivable. Such sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer or by the Indenture Trustee except the representation that the Issuer owns such Pool Receivable free and clear of any Liens other than Permitted Liens. Upon such sale, the Servicer will mark its computer records to indicate that such Receivable is no longer a Pool Receivable and take any action necessary or appropriate to evidence the sale of such Receivable, free from any Lien of the Issuer or the Indenture Trustee.

SECTION 5.6 Indemnities by the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(a) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Owner Trustee, the Issuer, the Indenture Trustee, the Back-Up Servicer and the Custodian and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Transaction Documents (except any income taxes arising out of fees paid to the Owner Trustee and the Indenture Trustee and except any taxes to which the Owner Trustee or the Indenture Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer and the Custodian and their respective officers, directors, employees and agents thereof from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Depositor’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Depositor will, or will cause the Servicer to, indemnify, defend and hold harmless the Issuer, the Owner Trustee, Indenture Trustee, Custodian and Back-Up Servicer and their respective officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee, Indenture Trustee, the Custodian and the Back-Up Servicer, respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. Notwithstanding anything else set forth in this Sale and Servicing Agreement or the Transaction Documents, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian agree that the obligations of the Depositor and of the Servicer shall be recourse only to the assets of such Persons, and specifically shall not be recourse to the Owner Trust Estate. If the Depositor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest.

ARTICLE VI

THE SERVICER

SECTION 6.1 Representation and Warranties of the Servicer. The Servicer represents and warrants to the Issuer as of the Closing Date and on the date of the execution and delivery of this Agreement, on which the Issuer is relying on in acquiring the Pool Receivables and which will survive the sale of the Pool Receivables to the Issuer and pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a) Corporate Existence and Power. It (i) is a corporation, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as specified in the preamble herein, (ii) is not organized under the Laws of any other jurisdiction or governmental authority, (iii) has all corporate power and all licenses, authorizations, consents and approvals of all Official Bodies required to own or lease its properties and to carry on its business in each jurisdiction in which its business is conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect) and (iv) is duly qualified to do business and is in good standing in every other jurisdiction in which the nature of its business or ownership or lease of its properties requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party: (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene, conflict with or constitute a default under (1) its articles of incorporation or by laws, (2) any Law applicable to it, (3) any material contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property or (v) will not result in the creation or imposition of any Lien upon or with respect to its property (except as contemplated hereby), which could reasonably be expected to have a Material Adverse Effect.

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding equity or at law.

(d) Accuracy of Information. All written information heretofore furnished by it to the Issuer or the Indenture Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(e) Tax Status. It has (i) filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except for taxes, assessments and other governmental charges that are being contested in good faith through appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP and (iii) no tax lien has been filed and to its knowledge, no tax lien claim is being asserted against any of its properties which could reasonably be expected to have a Material Adverse Effect.

(f) Action, Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation, investigations or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) Principal Place of Business; Chief Executive Office; Location of Records. Its principal place of business, chief executive office and the offices where it keeps all its records related to the Contracts and Pool Receivables are located at the address(es) described on Schedule 3 or such other locations notified to the Issuer and the Indenture Trustee in accordance with this Agreement.

(h) Nature of Pool Receivables. Each Pool Receivable satisfied the definition of “Eligible Receivable” set forth in the Indenture as of the Closing Date.

(i) Credit and Collection Policy. The Credit and Collection Policy attached hereto as Exhibit C is the Credit and Collection Policy in effect as of the Closing Date. The Servicer has at all times complied with the Credit and Collection Policy with regard to each Pool Receivable.

(j) No Servicer Default or Event of Default. No event exists and no condition exists which constitutes a Servicer Default or an Event of Default.

(k) Not an Investment Company. It is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, or is exempt from all provisions of such act.

(l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks are specified in Schedule 2, as updated from time to time by from the Servicer to the Issuer and the Indenture Trustee. All Obligors have been instructed to make payment in respect of the Contracts to a Lock-Box Account pursuant to Section 6.2(f). The Servicer shall at all times have the ability to identify and segregate all of the Collections from other funds on deposit in each Lock-Box Account within five (5) Business Days after receipt of such Collections.

(m) Nonconsolidation. The Servicer is operated in such a manner that the separate corporate existence of the Depositor would not be disregarded in the event of the bankruptcy or insolvency of the Servicer, or any Affiliate of the Servicer.

(n) Compliance with Law. It has complied with all Applicable Laws to which it may be subject (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) except where the failure to comply would not have a Material Adverse Effect.

(o) Lock-Box Intercreditor Agreement. Other than the Issuer and the Indenture Trustee, no Person has become a “Joined Party” (as such term is defined in the Lock-Box Intercreditor Agreement) since March 31, 2010.

(p) Representations and Warranties in other Transaction Documents. Each of the representations and warranties made by the Servicer contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and it hereby makes each such representation and warranty to, and for the benefit of, the Issuer and the Indenture Trustee as if the same were set forth in full herein.

SECTION 6.2 Covenants. At all times from the Closing Date to the final Payment Date, unless the Issuer or Indenture Trustee (at the direction of the Majority Holders) shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer for the benefit of the Indenture Trustee and the Noteholders:

(a) Change in Credit and Collection Policy. Within five (5) Business Days of the date on which any material amendment or modification to the Credit and Collection Policy is made that would affect the servicing and collection of the Contracts related to the Pool Receivables, the Servicer shall provide the Issuer, each Rating Agency and the Indenture Trustee with a copy of the Credit and Collection Policy then in effect and indicating such change or amendment, provided, however, that no such material amendment or modification to the Credit and Collection Policy shall be effective without the prior written consent of the Majority Holders. Section 6.3(c) hereof provides guidance as regards “material” changes for this purpose.

(b) Compliance with Laws, Etc. The Servicer shall comply with all Laws to which it or its respective properties may be subject and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except where failure to so comply would not have a Material Adverse Effect.

(c) Furnishing of Information and Inspection of Records. Once per calendar year at expense of the party requesting such audit or inspection, the Servicer shall at any time during regular business hours, upon reasonable notice, as requested by the Issuer, permit the Issuer or its appointees (including without limitation the Indenture Trustee on behalf of the Noteholders, and its appointees and designees) to (A) examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pool Receivables or other Collateral and (B) visit the offices and properties of the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Collateral or the Servicer’s performance hereunder, under the Pool Receivables and under the other Transaction Documents to which it is a party with any of the officers, directors, or in the presence of an officer, employee or independent public accountant of the Servicer having knowledge of such matters.

(d) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and the related Contracts in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of substantially all Collections of and adjustments to such Pool Receivables).

(e) Performance and Compliance with Contracts, Pool Receivables and Credit and Collection Policy. The Servicer shall, at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and the Issuer; and the Servicer, as to itself, shall timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(f) Instructions to the Obligors. The Servicer shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or to post office boxes to which only Lock-Box Banks have access and shall cause all items and amounts relating to such Collections received in such post office boxes to be removed by the applicable Lock-Box Bank and deposited into a Lock-Box Account on a daily basis.

(g) Deposits to Collection Account. The Servicer shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections or Excluded Amounts (or misdirected funds, which shall be removed as soon as practicable) in respect of the Pool Receivables. The Servicer shall at all times direct the Intercreditor Master Agent, and provide written disbursement instructions to the Intercreditor Master Agent directing it, to disburse funds from the Lock-Box Account which is subject to the Lock-Box Intercreditor Agreement to the Collection Account in accordance with Section 4(f) of the Lock-Box Intercreditor Agreement.

(h) Taxes. The Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person).

(i) Insurance. The Servicer will cause the related Obligors to maintain the following types of insurance: with respect to a Pool Receivable that is a lease, liability and property damage and with respect to a Pool Receivable that is a loan, property damage on the Equipment in accordance commensurate with insurance maintained by companies engaged in similar lines of business.

(j) Titles.

(i) Prior to the occurrence of a Servicer Default or an Event of Default, the Servicer shall hold the titles to Equipment evidenced by a certificate of title in trust for the benefit of the Indenture Trustee and the Noteholders.

(ii) At all times after the occurrence of a Servicer Default or an Event of Default, the Servicer shall deliver all titles to Equipment evidenced by a certificate of title to the Custodian.

(k) Custodian File. Not later than the Closing Date or ten Business Days following any applicable Substitution Date, the Servicer shall cause to be delivered to the Custodian an accurate and complete Custodian File for each related Pool Receivable.

(l) Protection of Security Interest of the Issuer and the Indenture Trustee. The Servicer agrees that it shall, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Issuer or the Indenture Trustee may reasonably request in order to perfect or protect the Issuer’s security interest and Indenture Trustee’s security interest in the Pool Receivables or to enable the Issuer or the Indenture Trustee to exercise or enforce any of its respective rights under this Agreement and any other Transaction Document to which it is a party. Without limiting the foregoing, the Servicer shall, upon the request of the Issuer or the Indenture Trustee (i) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost greater than $25,000 and (ii) mark its respective master data processing records and other documents with a legend describing the security interest granted to the Issuer in the Collateral. Without limiting the foregoing, the Servicer may in its discretion execute and file such financing or continuation statements or amendments thereto or assignments thereof (as otherwise permitted to be executed and filed pursuant hereto) with respect to Equipment having an aggregate invoiced cost of $25,000 or less. To the fullest extent permitted by Applicable Law, the Issuer (or its assignee) shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Depositor’s signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(m) Notice to Obligors. Upon an Event of Default or a Servicer Default, to the extent the laws or regulations of a State require a lienholder to provide notice to an Obligor if the security interest in the related property has been assigned, the Servicer will provide the related Obligor with notice of the Indenture Trustee’s security interest in the Equipment.

SECTION 6.3 Negative Covenants of the Servicer. At all times from the Closing Date to the final Payment Date, unless the Issuer shall otherwise consent in writing, the Servicer hereby covenants and agrees with the Issuer and the Indenture Trustee as follows:

(a) No Sales, Liens, Etc. Except as otherwise provided herein, Servicer not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens) upon, or file any financing statement with respect to: (i) any of the Collateral, or (ii) any inventory or goods (including the Equipment), the sale or lease of which gave rise to a Related Security, or assign any right to receive income in respect thereof; provided, that the Servicer, at the direction of the Originator, may substitute Eligible Receivables in accordance with Section 3.3.

(b) No Extension or Amendment of Contracts. Except as otherwise permitted in Section 3.2, the Servicer shall not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c) No Material Change in Credit and Collection Policy Without Consent. The Servicer may not make or permit to be made any material change to the Credit and Collection Policy without the prior written consent of the Majority Holders. For purposes hereof and for Section 6.2(a), a change to the Credit and Collection Policy, is “material” if such change would, if made, impair the collectability of any Pool Receivable or otherwise have a Material Adverse Effect.

(d) Change in Payment Instructions to Obligors. The Servicer shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule 2 or make any change in any material respect in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or to the Collection Account and (ii) the Issuer, the Indenture Trustee shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Majority Holders shall have given prior written approval thereof.

(e) Change of Name, Etc. The Servicer shall not change its name, identity, jurisdiction of formation or structure (including through a merger) or the location of its chief executive office or make any other change which, in the case of the foregoing, could cause any UCC financing statement filed in connection with this Agreement or any other Transaction Document to become “seriously misleading” under the UCC or change its jurisdiction of organization, unless at least thirty (30) days prior to the effective date of any such change the Servicer delivers to the Issuer and the Indenture Trustee such documents, instruments or agreements, executed by the Servicer as are necessary to reflect such change and to continue the perfection of the Issuer’s and the Indenture Trustee’s ownership interests or security interests in the Collateral. The Servicer will not become or seek to become organized under the laws of more than one jurisdiction.

SECTION 6.4 Indemnities by the Servicer Without limiting any other rights which the Indenture Trustee, the Issuer, the Owner Trustee, the Back-Up Servicer and the Custodian or any of their respective officers, directors, employees or agents (each, for purposes of this Section 6.4, the “Indemnified Parties”) may have hereunder, under the Indenture or under Applicable Law, the Servicer hereby agrees to indemnify (without recourse, except as otherwise specifically provided in this Agreement) the Indemnified Parties from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively being referred to as “Indemnities”) arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Servicer Report (to the extent provided by the Servicer) to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable, (d) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof whether or not resulting in a Servicer Default hereunder and (e) the failure by the Servicer to accept or perform the trusts and duties set forth herein and in the Transaction Documents; excluding, however, (a) Indemnities resulting from gross negligence or willful misconduct on the part of such Indemnified Party and (b) Indemnities to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Pool Receivable for credit reasons.

Indemnification under this Section 6.4 shall survive the resignation or removal of the Owner Trustee, the Indenture Trustee, the Back-Up Servicer or the Custodian and the termination of this Agreement, the Indenture, the Custodian Agreement or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.4 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 6.5 Breach of Representations; Non-Permitted Extension. If as of the end of any calendar month: (a) any Scheduled Payment of a Pool Receivable is reduced or such Pool Receivable is canceled, (b) any of the representations or warranties set forth in Article VI was or becomes untrue in any material respect with respect to a Pool Receivable, (c) any Pool Receivable has been amended, modified, adjusted or extended other than pursuant to a Permitted Servicer Adjustment or (d) the Servicer is in breach of any other covenant set forth in this Article VI and such breach materially and adversely affects the interest of the Issuer or the Noteholders in the related Pool Receivable, the Servicer shall pay to the Indenture Trustee on behalf of the Issuer by no later than the next Payment Date in immediately available funds an amount equal to the Repurchase Amount of such Pool Receivable and such amount shall be promptly deposited into the Collection Account and applied by the Indenture Trustee as a Collection in accordance with Section 4.5(a) of the Indenture.

SECTION 6.6 Merger or Consolidation of, or Assumption of the Obligations of, Servicer The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder for which such Person shall act as Servicer; (ii) the surviving entity of such merger or conveyance or transfer of property and assets is a consolidated subsidiary of CCG; and (iii) the Servicer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each in form reasonably satisfactory to the Indenture Trustee stating that such consolidation, merger, conveyance or transfer complies with this Section 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with;

(b) each Rating Agency shall have received prior notice from the Servicer of the proposed consolidation or merger or conveyance or transfer, as the case may be, and shall not have indicated to the Issuer, the Servicer or the Indenture Trustee, that such action would result in a reduction or withdrawal of the rating of the Notes; and

(c) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of governmental authorities required to service the Pool Receivables for which the Servicer shall act in such capacity, except to the extent the failure to have any such license does not have, and could not reasonably be expected to have, a Material Adverse Effect.

SECTION 6.7 The Servicer May Own Notes. The Servicer may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Issuer in banking transactions with the same rights as it would have if it were not Servicer.

ARTICLE VII

SERVICER DEFAULTS

SECTION 7.1 Servicer Default The occurrence of any one or more of the following events shall constitute a “Servicer Default”:

(a) failure to make any payment, transfer or deposit on or before the date occurring three Business Days after the date of such payment, transfer, deposit, instruction, or notice is required to be made or given hereunder or pursuant to the Indenture and notice thereof has been given to a Responsible Officer of the Servicer in writing;

(b) an Event of Bankruptcy occurs with respect to the Servicer;

(c) any representation, warranty or certification made by the Servicer hereunder or in any certificate delivered hereunder shall prove to have been incorrect when made, has a Material Adverse Effect and continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness shall have been given to the Servicer by the Indenture Trustee or the Majority Holders or (ii) the date on which the Servicer becomes aware of the incorrectness (provided, that, the Indenture Trustee shall not be obligated to determine materiality for purposes of this Section 7.1(c));

(d) failure to observe or perform in any material respect any other covenant or agreement of the Servicer hereunder which materially and adversely affects the rights of the Noteholders and continues unremedied for a period of 30 days after the earlier of (i) the date the Servicer or Issuer receives notification in writing of such failure from the Indenture Trustee or the Majority Holders or (ii) the Servicer learns of such failure (provided, that, the Indenture Trustee shall not be obligated to determine materiality for purposes of this Section 7.1(d)); and

(e) the Servicer’s Tangible Net Worth at the end of any calendar quarter is less than $35,000,000.

The Servicer will notify the Depositor, the Owner Trustee, the Indenture Trustee, the Back-Up Servicer and each Rating Agency of any Servicer Default under this Section 7.1, no later than five (5) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of such event.

SECTION 7.2 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or the Back-Up Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder and to the Depositor (who shall promptly deliver such notice to each Rating Agency).

SECTION 7.3 Waiver of Servicer Defaults. The Majority Holders, or, if no Notes are Outstanding, the Owner Trustee, at the direction of the Certificateholder, may waive any Servicer Default and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Bank Accounts in accordance with this Agreement that resulted in an Event of Default in the payment of principal or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) under the Indenture. Upon any such waiver of a Servicer Default, such Servicer Default will cease to exist and will be deemed to have been remedied for every purpose under this Agreement. No such waiver will extend to any subsequent or other event or impair any right resulting from such waiver. The Issuer will promptly notify each Rating Agency of any such waiver.

SECTION 7.4 Effect of a Servicer Default.

(a) Upon receipt of notice from the Servicer of the occurrence of a Servicer Default, the Indenture Trustee may, and upon the written direction of the Majority Holders shall, designate as Servicer the Back-Up Servicer or any other Person that is an established financial institution having a Tangible Net Worth of at least $50,000,000 and the regular business of which includes the servicing of receivables similar to the Pool Receivables to succeed CCG or any successor (the “Successor Servicer”), on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof, provided, however, that if a Servicer Default occurs as a result of an Event of Bankruptcy with respect to the Servicer, the Back-Up Servicer shall become the Successor Servicer without any action by the Indenture Trustee or the Noteholders. Upon such agreement by the Successor Servicer, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. As compensation, any Successor Servicer (including, without limitation, the Back-Up Servicer) so appointed shall be entitled to receive the Servicing Fee and any reasonable out-of-pocket expenses, together with any other servicing compensation in the form of assumption fees or otherwise as provided herein, including, without limitation, the reasonable costs (including reasonable attorneys’ fees) of the Successor Servicer incurred in connection with the transferring of servicing obligations under this Agreement.

(b) Upon the designation of a Successor Servicer as set forth above, CCG agrees that it will terminate its activities as Servicer hereunder in a manner which the Indenture Trustee determines will facilitate the transition of the performance of such activities to the Successor Servicer, and CCG shall cooperate with and assist such Successor Servicer. Such cooperation shall include access to and transfer of records and use by the Successor Servicer of all records, licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) The Servicer hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) for a six (6) month period of time following the termination of the Servicer as the data-processing agent of the Servicer and, in such capacity, the Originator shall conduct the data-processing functions of the administration of the Pool Receivables and the Collections thereon in substantially the same way that the Originator conducted such data-processing functions while it acted as the Servicer at the Originator’s expense.

(d) Any Successor Servicer hereunder may, to the extent agreed by the Indenture Trustee (at the written direction of the Majority Holders), use credit and collection policies and procedures other than the Credit and Collection Policy in servicing the Pool Receivables.

(e) The Back-Up Servicer hereby accepts any appointment of it as Successor Servicer that the Indenture Trustee (at the written direction of the Majority Holders) may make from time to time pursuant to Section 7.4 and agrees to assume all duties and obligations of the Servicer hereunder. Upon the Back-Up Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to Section 7.4 the Back-Up Servicer will promptly begin the transition to its role as Servicer. If the Back-Up Servicer has become the Servicer hereunder, it shall not resign as servicer until a Successor Servicer has been appointed and accepted such appointment. Notwithstanding anything contained herein to the contrary, PFSC, as Successor Servicer, shall have no (i) substitution obligations under Section 3.3, (ii) repurchase rights or obligations under Sections 3.4 and 6.5, (iii) servicer advance rights or obligations under Section 3.6, (iv) responsibilities for the representations and warranties of any prior servicer, (v) indemnity obligations of any prior servicer, (vi) financial covenant obligations under Section 7.1 and (vii) obligation to bring suits in its own name in its capacity as Successor Servicer. In addition, PFSC, as Successor Servicer, shall not be responsible for the costs of audits or inspections as a result of a Default or Event of Default under Section 6.2(c) unless PFSC is reimbursed for such costs pursuant to Sections 4.5(a) or (b) of the Indenture.

ARTICLE VIII

THE BACK-UP SERVICER

SECTION 8.1 Representations of Back-Up Servicer. The Back-Up Servicer makes the following representations and warranties:

(a) The Back-Up Servicer has been duly organized and is validly existing as a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

(b) The Back-Up Servicer has the power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to carry out its respective terms, and the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party shall have been duly authorized by the Back-Up Servicer by all necessary corporate action.

(c) This Agreement and any other Transaction Document to which it is a party constitutes a legal, valid, and binding obligation of the Back-Up Servicer enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(d) The entering into of this Agreement and the other Transaction Documents to which it is a party and the performance by the Back-Up Servicer of its obligations under such agreements and the consummation of the transactions herein and therein contemplated will not (i) conflict with the organizational documents of the Back-Up Servicer or result in a breach of any of the terms or provisions of, conflict with or constitute a default under, any agreement, mortgage, deed of trust or other such instrument to which the Back-Up Servicer is a party or by which it is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Back-Up Servicer pursuant to the terms of any material agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) result in any violation of any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties.

(e) There are no proceedings or investigations pending or, to the Back-Up Servicer’s best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-Up Servicer or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-Up Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Documents to which it is a party.

(f) The Back-Up Servicer has and shall preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary or desirable to enable it to perform its duties as Back-Up Servicer and Successor Servicer under this Agreement or under any of the other Transaction Documents to which it is a party, except where the failure to so qualify would not have a Material Adverse Effect.

(g) The Back-Up Servicer has operated its business in accordance with all Applicable Laws and regulations and it is not in violation of any such laws or regulations other than such violations which singly or in the aggregate do not, and, with the passage of time will not, have a material adverse affect on its business or assets, or its ability to perform its obligations under this Agreement.

(h) The Back-Up Servicer shall be provided by the Servicer the information it reasonably requires to perform its duties set forth in Section 8.4 and the Back-Up Servicer acknowledges that it has the systems in place capable of providing and storing such information.

SECTION 8.2 Merger or Consolidation of, or Assumption of the Obligations of, Back-Up Servicer. Any Person (a) into which the Back-Up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-Up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-Up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-Up Servicer hereunder, shall be the successor to the Back-Up Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

SECTION 8.3 Back-Up Servicer Resignation and Removal.

(a) The Back-Up Servicer shall not resign from its obligations and duties under this Agreement or any other Transaction Document to which it is a party except (a) as required in Section 8.2, (b) upon determination that the performance of its duties shall no longer be permissible under Applicable Law (any such determination permitting the resignation of the Back-Up Servicer shall be evidenced by an opinion of Independent counsel to such effect delivered to the Indenture Trustee), or (c) with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders), but only if, in any such case, a replacement Back-Up Servicer is found that (i) is experienced in the business of acting as servicer with respect to financial agreements of the type comprising the Pool Receivables and (ii) will provide back-up servicing and agree to become the Successor Servicer on the same terms as then in effect under this Agreement and the other Transaction Documents.

(b) The Servicer may, with the prior written consent of the Indenture Trustee (at the written direction of the Majority Holders, which consent and direction shall not be unreasonably withheld), terminate the Back-Up Servicer for cause; provided, however, that concurrent with such termination, the Servicer shall replace PFSC with a back-up servicer meeting the requirements set forth in Section 7.4.

(c) Upon the Back-Up Servicer’s resignation or termination pursuant to Section 8.2 or this Section 8.3, notice thereof shall be provided to the Indenture Trustee and each Rating Agency, and the Back-Up Servicer shall comply with the provisions of this Agreement and the other Transaction Documents to which it is a party until the acceptance of a successor Back-Up Servicer acceptable to the Majority Noteholders.

SECTION 8.4 Obligations of Back-Up Servicer.

(a) The Back-Up Servicer shall serve in a reserve capacity to the Servicer, and shall be willing to assume the duties of the Servicer on direction from the Indenture Trustee. In its capacity as Back-Up Servicer, the Back-Up Servicer shall perform the following duties:

(A) on a monthly basis, receive the Servicer’s month-end portfolio file extracted from the Servicers’ servicing system in a mutually agreed upon format containing information regarding the Pool Receivables sold to the Issuer;

(B) on a monthly basis, receive from the Servicer the Servicer Report which includes information for the Pool Receivables purchased by the Issuer; and

(C) on a monthly basis, the Back-Up Servicer shall load the Servicer’s month-end portfolio file on to the Back-Up Servicer’s data warehouse system.

(b) Other than as specifically set forth elsewhere in this Agreement or in any other Transaction Document, the Back-Up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

(c) The Back-Up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-Up Servicer’s obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 7.3.

SECTION 8.5 Back-Up Servicer Compensation.

As compensation for the performance of its obligations as Back-Up Servicer under this Agreement and the other Transaction Documents to which it is a party, the Back-Up Servicer shall be entitled to receive the Back-Up Servicer Fee.

SECTION 8.6 Duties and Responsibilities.

(a) The Back-Up Servicer shall perform such duties and only such duties as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Agreement against the Back-Up Servicer.

(b) In the absence of bad faith or negligence on its part, the Back-Up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Back-Up Servicer and conforming to the requirements of this Agreement and the other Transaction Documents to which it is a party; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Back-Up Servicer, the Back-Up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and the other Transaction Documents to which it is a party. Neither the Back-Up Servicer nor any of its officers, employees or agents shall be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in accordance with customary industry standards for servicing leases and loans of the type which comprise the Pool Receivables, or for mistakes or errors in judgment; provided, however, that (i) this provision shall not protect the Back-Up Servicer from liability to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities, or damages incurred by such party by reason of willful misconduct or gross negligence of the Back-Up Servicer in the performance of its duties and obligations hereunder, and (ii) in the event that the Back-Up Servicer becomes the successor Servicer hereunder, the Back-Up Servicer’s duties and responsibilities as Servicer will be as set forth elsewhere in this Agreement and it will no longer be subject to the terms of this Section 8.6. Subject to the preceding sentence, in no event will the

Back-Up Servicer be liable to the Servicer, the Issuer, the Indenture Trustee or the Noteholders for any losses, claims, liabilities or damages incurred by such party arising out of or relating to the acts or omissions of the Back-Up Servicer in reliance in good faith on any document which is prepared or furnished to it by Servicer or by such other party. No damages shall be assessed or charged against the Back-Up Servicer when any delay or breach on its part is caused by the failure of the Servicer, the Issuer, the Indenture Trustee or the Noteholders to furnish input or information required of such party, the failure of any utility or communications company to furnish services or for any other reasons beyond the control of the Back-Up Servicer. Under no circumstances in its capacity under any Transaction Document shall PFSC be responsible to any party for reimbursement of any consequential, special or indirect damages, lost profits, lost investments or business opportunity, interest, damages to reputation, punitive damages, exemplary damages, treble damages, nominal damages or operating losses.

(c) Notwithstanding anything contained in this Agreement to the contrary, the Back-Up Servicer shall only be required to perform its obligations in the time and manner set forth in this Agreement if, and to the extent, any information which is required to be delivered to the Back-Up Servicer or any information on which the Back-Up Servicer is authorized to rely on, is delivered to the Back-Up Servicer in accordance with provisions of this Agreement or is provided to the Back-Up Servicer in a format that is reasonably acceptable to the Back-Up Servicer, as applicable; provided, however, that nothing in this paragraph shall be construed to relieve the Back-Up Servicer of its obligations under this Agreement if the failure to appropriately deliver or provide any such information to the Back-Up Servicer is remedied or is otherwise reasonably available to the Back-Up Servicer without undue cost or time.

(d) The terms of this Section 8.6 shall survive the termination of the Back-Up Servicer’s obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Term of Agreement.

This Agreement shall terminate on the final Payment Date or the date on which the Notes are redeemed pursuant to Section 3.13 of the Indenture; provided, however, that (a) the rights and remedies of the Issuer or the Indenture Trustee, with respect to any representation and warranty made or deemed to be made by the Servicer pursuant to this Agreement, and (b) the indemnification provisions of Sections 5.6 and 6.4, shall be continuing and shall survive any termination of this Agreement.

SECTION 9.2 Amendments.

(a) Any term or provision of this Agreement may be amended by the parties hereto, (and with the consent of the Owner Trustee to the extent that its respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned) without the consent of any Noteholder or any other Person but with written notice to each Rating Agency subject to the satisfaction of one of the following conditions:

(i) (A) the Servicer or the Issuer delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder or (B) the Rating Agency Confirmation is received with respect to such amendment and the Servicer or the Issuer notifies the Indenture Trustee in writing that the Rating Agency Confirmation has been received with respect to such amendment, and

(ii) the Servicer or the Issuer delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Internal Revenue Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes.

(b) This Agreement may also be amended from time to time by the parties hereto, (and the consent of the Owner Trustee to the extent that its respective rights or obligations will be materially and adversely affected, which consent may not be unreasonably withheld, delayed or conditioned) with the consent of the Majority Holders and with written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Maturity Date of any Note without the consent of the related Noteholder or (ii) reduce the percentage of the aggregate outstanding principal balance of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Noteholders of at least the percentage of the Note Balance which was required to consent to such matter before giving effect to such amendment.

(c) Promptly upon the execution of any amendment in accordance with this Section 9.2, the Issuer will send a copy of such amendment to the Indenture Trustee and each Rating Agency, and the Indenture Trustee will notify each Noteholder of the substance of such amendment.

(d) If the consent of the Owner Trustee or the Noteholders is required, they do not need to approve the particular form of any proposed amendment so long as their consent approves the substance of the proposed amendment.

(e) Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee will be entitled to request, receive and rely upon an Opinion of Counsel delivered by the Depositor stating that the execution of such amendment is authorized or permitted by this Agreement.

SECTION 9.3 Notices; Payment Information.

Except as provided below, all communications and notices provided for hereunder shall be in writing (including facsimile or electronic transmission or similar writing) and shall be given to the other party at its address or facsimile number set forth in Schedule 4 or at such other address or facsimile number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Schedule 4 and confirmation is received, (b) if given by mail, three (3) Business Days following such posting, if postage prepaid, and if sent via U.S. certified or registered mail, (c) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in Schedule 4.

SECTION 9.4 Governing Law; Submission to Jurisdiction; Appointment of Service Agent.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) EACH OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE ISSUER, THE DEPOSITOR AND THE BACK-UP SERVICER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 9.4 SHALL AFFECT THE RIGHT OF THE NOTEHOLDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE ISSUER, THE DEPOSITOR, THE BACK-UP SERVICER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

(c) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

SECTION 9.5 Integration. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 9.6 Severability of Provisions. If any one or more of the provisions of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions.

SECTION 9.7 Counterparts; Facsimile Delivery. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile or other electronic transmission (i.e., “pdf” or “tif”) of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 9.8 Successors and Assigns; Binding Effect.

(a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Issuer nor the Servicer may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Indenture Trustee. Except as provided in clauses (b), (e), or (h) below, no provision of this Agreement shall in any manner restrict the ability of any Noteholder to assign, participate, grant security interests in, or otherwise transfer its interest in the Notes.

SECTION 9.9 Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee, the Back-up Servicer or the Depositor shall, prior to the date which is two years and one day after the payment in full of all obligations of the Issuer in respect of all securities issued by the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, none of the Servicer, the Originator, the Indenture Trustee or the Back-up Servicer shall, prior to the date that is one year and one day after the payment in full of all obligations of the Depositor in respect of all securities issued by the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 9.10 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Transaction Documents.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall U.S. Bank National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CCG RECEIVABLES IV, LLC,
as Depositor

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Chief Financial Officer and Treasurer

CCG RECEIVABLES TRUST 2014-1,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee of CCG Receivables Trust 2014-1

By:	/s/ Jennifer A. Luce

	Name:	Jennifer A. Luce
	Title:	Vice President

COMMERCIAL CREDIT GROUP INC.,
as Servicer and as Originator

By:	/s/ Roger Gebhart

	Name:	Roger Gebhart
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Sale and Servicing Agreement]

PORTFOLIO FINANCIAL SERVICING
COMPANY, as Back-Up Servicer

By:	/s/ John Enyart

	Name:	John Enyart
	Title:	President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Toby Robillard

	Name:	Toby Robillard
	Title:	Vice President

[Signature Page to Sale and Servicing Agreement]

SCHEDULE 1

Schedule of Pool Receivables

[see attached]

S1-1

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1106	205281001	39	1C09091305	2184	1T05311301
1932	209281206	1546	1C09101301	2224	1T06051302
1075	303311006	2515	1C09101304	2044	1T06111302
1454	305251202	2527	1C09181301	2273	1T06111303
1786	305311205	2101	1C09241301	2283	1T06191302
760	306151201	2545	1C09271301	2295	1T06251301
65	307301004	1190	1C10071301	1457	1T06281302
173	309281203	1307	1C10171301	1710	1T07021301
1100	311051002	1307	1C10171302	2313	1T07101301
300299	1C01071401	300048	1C10221301	2309	1T07111301
300426	1C02191401	1857	1C10241301	2184	1T07121301
1726	1C02261401	1857	1C10241302	1988	1T07151301
1149	1C04091301	300035	1C10301301	1481	1T07181301
2179	1C04111301	300098	1C10301305	1623	1T07181302
1767	1C04121301	300098	1C10301307	2180	1T07231301
2064	1C04151301	300092	1C10311302	2333	1T07301303
2022	1C04151302	18	1C10311303	589	1T08021301
2187	1C04161301	2128	1C11011302	1951	1T08201301
39	1C04221301	1644	1C11041301	2303	1T08201303
2089	1C04221302	300118	1C11071301	2474	1T08271302
2211	1C05021301	2257	1C11141301	2173	1T09031301
1857	1C05161304	1507	1C11151301	2173	1T09031302
1738	1C06031301	300155	1C11151302	2275	1T09041301
1397	1C06071301	1750	1C11271201	1892	1T09041302
2043	1C06261302	300185	1C12041301	2226	1T09041303
1546	1C06271301	300190	1C12051301	2508	1T09091301
2307	1C06281301	300191	1C12051302	2534	1T09201301
2257	1C06281302	615	1C12061301	14	1T09231301
916	1C07021301	300214	1C12161302	2284	1T09251301
2319	1C07161301	300227	1T01141401	2552	1T09271301
2322	1C07191302	1759	1T01281401	2240	1T10041301
2101	1C07241301	1257	1T01291401	792	1T10111301
1441	1C07291302	470	1T02111301	300020	1T10151301
1499	1C08051301	300462	1T02261402	2280	1T10221301
2237	1C08051302	2123	1T03291301	300046	1T10241302
2457	1C08121301	2062	1T04171301	2239	1T10251301
2463	1C08161301	1257	1T04251301	1645	1T10291301
2467	1C08201301	722	1T04251302	300084	1T10311301
2468	1C08211301	2184	1T04261302	2240	1T11051303
2470	1C08221301	2184	1T05061301	2184	1T11061301
1371	1C08271301	1892	1T05061302	300137	1T11141301
1371	1C08271302	2224	1T05101301	300129	1T11141302
2496	1C08301302	2173	1T05161301	2	1T11151301
39	1C09091304	1257	1T05171301	300136	1T11181301

S1-2

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1751	1T11191301	1020	2W05211301	2504	2W09091303
300156	1T11211301	1471	2W05231302	2511	2W09101301
300166	1T11251301	1897	2W05281302	845	2W09111301
300176	1T11251302	261	2W05291301	982	2W09111304
2023	1T11261301	1849	2W05291304	2520	2W09161301
300162	1T11261302	1616	2W05311301	883	2W09161302
2117	1T12021301	2262	2W06031301	1762	2W09171301
2226	1T12051301	2235	2W06041301	2136	2W09201303
2284	1T12061301	896	2W06071303	783	2W09241302
2184	1T12061302	294	2W06101301	1749	2W09271304
300195	1T12091301	2277	2W06141301	2292	2W09301301
300201	1T12101301	2287	2W06191301	896	2W09301302
300200	1T12101302	2288	2W06201302	1591	2W09301306
1988	1T12111301	2294	2W06241302	300029	2W10111301
300205	1T12121301	1233	2W06261302	2516	2W10161301
2024	1T12191301	1849	2W06271301	1301	2W10181301
896	2W01131401	2298	2W06271302	646	2W10231303
300375	2W01301403	2299	2W06271303	1931	2W10231304
2096	2W02251302	1897	2W06271305	1931	2W10231305
300497	2W02281402	2305	2W06281302	1931	2W10231306
300506	2W03031401	1587	2W06281303	1682	2W10251301
300502	2W03031402	1240	2W06281305	349	2W10251302
300505	2W03031403	2308	2W06281308	1531	2W10251303
598	2W03211301	2317	2W07121301	1427	2W10291302
1346	2W03271302	2316	2W07121302	300091	2W10301302
2158	2W03281301	1189	2W07221301	1085	2W10301304
2152	2W03281302	1033	2W07261301	955	2W10301307
1189	2W03291301	2516	2W07301301	1737	2W11011301
1533	2W03291302	1136	2W07301302	300106	2W11041301
1732	2W04021301	1395	2W07301304	300016	2W11081303
267	2W04031301	2334	2W07301305	1448	2W11121301
2172	2W04041301	2321	2W08021301	300138	2W11151301
2175	2W04051303	2444	2W08051302	300140	2W11191303
300293	2W04101403	2445	2W08051303	300143	2W11191304
1442	2W04181301	719	2W08121301	300029	2W11201303
89	2W04231301	1897	2W08291301	1305	2W11201305
1395	2W04241301	89	2W08291302	300145	2W11211301
409	2W04261301	51	2W08301303	300178	2W11271302
2201	2W04261303	2080	2W08301304	300169	2W11271304
1921	2W04291302	1851	2W08301305	1799	2W11271306
2119	2W05011303	521	2W08301306	445	2W11291302
521	2W05021302	2497	2W09031301	300187	2W12041301
2080	2W05061302	2164	2W09061301	300039	2W12041302
2223	2W05101302	187	2W09061302	1199	2W12051301
1897	2W05171302	2509	2W09091301	300189	2W12051302

S1-2

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300202	2W12121301	1398	3C12161301	2255	3T06201302
2031	2W12121302	308	3C12171301	1321	3T06211301
1897	2W12141202	2594	3C12191301	1875	3T06241301
1392	2W12141204	2603	3C12311301	2291	3T06241302
300123	2W12161302	744	3T01241402	1553	3T06241304
300240	2W12231301	1832	3T01301401	2026	3T06261301
13	2W12241301	2289	3T02241402	1320	3T06261304
51	2W12281207	300467	3T02271402	2300	3T06271301
1392	2W12301302	182	3T02281403	2274	3T06281302
1667	3C01311407	1009	3T03181301	1841	3T06281304
2093	3C02251301	2165	3T04011302	1388	3T06281305
999	3C02271302	2168	3T04031301	1654	3T07111302
300498	3C02281403	2178	3T04101301	1832	3T07161302
2121	3C03211301	1819	3T04121301	1850	3T07231301
1382	3C04041301	2182	3T04151301	2242	3T07291301
308	3C04191301	1813	3T04151302	1571	3T07301302
2204	3C04291301	2183	3T04151303	2242	3T08061301
473	3C04291302	1278	3T04161302	1875	3T08151301
684	3C04301301	736	3T04251301	2462	3T08151302
2110	3C05141301	1638	3T04251302	2469	3T08221301
993	3C05201301	1927	3T04251304	2478	3T08271301
993	3C05201302	2203	3T04291302	2479	3T08271304
2195	3C05221301	2206	3T04301302	2490	3T08291301
2260	3C06051301	2206	3T04301306	1069	3T08291303
2264	3C06071301	2053	3T05021301	961	3T08291306
2266	3C06171301	2026	3T05021303	2489	3T08291310
1990	3C06271301	2218	3T05091301	2501	3T08301303
2451	3C08091301	1781	3T05101302	1969	3T08301305
2477	3C08271301	2138	3T05171303	2254	3T08301306
2487	3C08291301	2084	3T05221303	1832	3T09051301
2499	3C08301301	2241	3T05231302	1819	3T09091302
2502	3C08301303	2241	3T05231303	2480	3T09101301
1748	3C09111302	1553	3T05311301	2145	3T09181303
2256	3C09301302	2102	3T05311302	2488	3T09231301
2487	3C11051301	2259	3T06051302	2255	3T09271303
2110	3C11061301	2259	3T06051304	1813	3T09271304
1425	3C11081301	2218	3T06061301	2199	3T09301302
1171	3C11191301	2267	3T06101301	2247	3T09301305
1928	3C11201301	1363	3T06121303	2558	3T10151301
2578	3C11221301	2274	3T06141301	1553	3T10221302
2581	3C11261301	2183	3T06141304	2488	3T10251302
2578	3C11261302	960	3T06171301	701	3T10281301
993	3C11301202	1278	3T06171302	1956	3T10281303
2589	3C12051301	2281	3T06181301	1956	3T10281304
2006	3C12101301	1786	3T06191301	2248	3T10311303

S1-3

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2011	3T10311304	2054	4C08281302	300317	5T01171401
1983	3T10311309	2495	4C08301301	300326	5T01221401
2567	3T11051301	2533	4C09161301	300474	5T02271403
1746	3T11071202	2525	4C09171301	300519	5T03101402
2571	3T11081301	2532	4C09181302	300548	5T03171403
2255	3T11131301	2013	4C09191303	300474	5T03211401
2573	3T11141301	2555	4C10031301	2126	5T03261402
2574	3T11181301	2135	4C10151301	300521	5T03311402
2577	3T11181302	1674	4C10231301	1989	5T04291302
2576	3T11191301	2054	4C10311301	2181	5T05231301
1008	3T11261301	2048	4C10311304	2453	5T08091301
2580	3T11261303	1155	4C11211303	2481	5T08271301
1009	3T11261305	300183	4C11291301	2155	5T08301301
2582	3T11271303	300192	4C12061301	1989	5T08301303
2587	3T12031301	300078	4C12231301	1943	5T09201301
2588	3T12041301	2039	4C12261303	2536	5T09241301
2026	3T12041302	300292	4C12311302	2537	5T09241302
2562	3T12091301	300292	4C12311304	2514	5T10081301
958	3T12111301	2258	4T06041301	2181	5T10311303
2591	3T12121301	2318	4T07161301	2568	5T11051301
2182	3T12121302	2338	4T07311302	2575	5T11191302
2595	3T12191302	2483	4T08281301	2551	5T11201301
1889	4C01301401	2454	4T08291301	1943	5T12121301
1889	4C01301402	2338	4T08301302	2592	5T12131302
1889	4C01301404	2144	4T10281301	2605	5T12311304
1885	4C03291301	2337	4T10311302	18	105041201
2019	4C04011301	300107	4T11041301	1315	105161104
2169	4C04031301	300133	4T11131301	375	107061201
2170	4C04041301	300132	4T11141302	1505	108101101
1878	4C04111403	300107	4T11191301	1479	108151101
1795	4C04151301	2529	4T11211302	39	108231101
1816	4C04231301	2337	4T11211303	1	108301201
2194	4C04251301	300107	4T12041301	1140	111021101
2209	4C04301301	300198	4T12091301	1608	111231103
1878	4C05151301	300198	4T12091302	845	206081101
1776	4C06071301	300102	4T12101301	1802	206131201
2276	4C06131301	300102	4T12131301	1395	206131203
1677	4C06181301	300212	4T12161301	217	307141001
2301	4C06261301	300531	5C03141401	1189	206291103
2048	4C06281305	2290	5C06201301	1482	207211101
2306	4C06281306	1943	5C06251301	1199	209141203
1478	4C07221301	2452	5C08091302	783	212011103
2336	4C07311303	2517	5C09121301	1395	212221104
2464	4C08201302	2565	5C10311301	1649	212291102
2054	4C08231301	2590	5C12101301	827	302251001

S1-4

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
723	305111001	2278	1C06141301	300034	1T01081401
1772	305161203	1782	1C06191301	2280	1T01161401
1446	306201101	2307	1C07181301	300200	1T01231401
1446	306281103	1275	1C07221301	1828	1T01231402
1204	306301107	1370	1C07231301	300136	1T01241402
1470	307121101	2331	1C08011302	1759	1T01281402
1156	307181104	2465	1C08191301	2303	1T01281403
402	308271006	2485	1C08281301	300462	1T02261401
1523	308301102	2496	1C08301303	300499	1T03031401
1529	308311106	1307	1C09061301	2123	1T03111301
1579	310241104	2510	1C09091301	2139	1T03181301
778	311221101	39	1C09091302	300583	1T03241401
1570	311291105	1149	1C09101302	2184	1T03261401
1582	312061101	2021	1C09101303	2173	1T04051301
1368	312091101	2514	1C09111301	1869	1T04101302
1274	312151102	2101	1C09241302	1	1T04111301
1171	312191102	2307	1C09271302	2180	1T04111302
1574	312211103	2546	1C09271303	2184	1T04161301
1835	407131201	2179	1C10011301	2072	1T04301301
1874	408241201	300008	1C10031301	2212	1T05021301
1358	412211101	1371	1C10101301	2216	1T05071301
1560	1C01071402	300015	1C10111301	2226	1T05131301
1595	1C01081401	300018	1C10111302	2224	1T05231301
444	1C01101401	300026	1C10151301	1879	1T05241301
300256	1C01141401	1441	1C10151302	722	1T05281301
300008	1C01151401	1307	1C10171303	2280	1T06181301
1149	1C01171301	300037	1C10171304	2273	1T06281301
300324	1C01221401	300035	1C10181301	2303	1T06281304
300035	1C01271401	300056	1C10251301	2309	1T06281305
300352	1C01291402	324	1C10281302	1257	1T06281306
2063	1C02051301	300098	1C10301303	1481	1T07011301
2074	1C02061301	300098	1C10301306	2184	1T07091301
1995	1C02211301	2124	1C11111301	1583	1T07261301
39	1C02221303	1371	1C11211301	1892	1T07261302
2022	1C02261301	1981	1C11261202	2330	1T07291301
1549	1C03051301	2101	1C12131203	2442	1T08021302
1316	1C03251401	2278	1C12181302	2461	1T08141301
2151	1C03271301	300008	1C12181303	14	1T08291301
2197	1C04251301	300225	1C12181304	1481	1T08291302
1316	1C05161301	300253	1C12201301	1787	1T09031303
1144	1C05201304	300242	1C12241301	2482	1T09051301
1397	1C05201305	300270	1C12301304	2521	1T09161302
2237	1C05211301	2486	1C12301305	2530	1T09191301
1546	1C05211302	589	1T01031402	1710	1T09301301
1584	1C06101301	1710	1T01071301	300011	1T10081301

S1-5

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300012	1T10081303	1818	2W04241302	2296	2W09271305
1257	1T10151302	1897	2W04241303	300039	2W10111302
2224	1T10231301	1085	2W05011301	1849	2W10221301
2173	1T10231302	2210	2W05021301	1931	2W10231307
300105	1T11041301	2222	2W05101301	1931	2W10231308
2062	1T11051301	2223	2W05101303	1931	2W10231309
1257	1T11071201	2229	2W05151301	1736	2W10241301
1892	1T11131301	1199	2W05171304	300051	2W10241302
14	1T11141303	89	2W05281303	508	2W10281301
300160	1T11191302	261	2W05291302	300089	2W10301306
2295	1T11201301	409	2W05301301	300085	2W10311302
300238	1T12231301	1189	2W05311302	366	2W10311304
300138	2W01061401	1189	2W06071301	51	2W10311305
2320	2W01081401	51	2W06111301	1855	2W11051301
300303	2W01091401	294	2W06141302	51	2W11071302
2320	2W01101401	1390	2W06141303	1297	2W11211302
347	2W01101403	1732	2W06201301	1516	2W11221301
300202	2W01141402	1799	2W06211301	300172	2W11271301
51	2W01211401	2292	2W06241303	1511	2W12171202
1448	2W01241401	1794	2W06261301	1233	2W12191203
1897	2W01251303	1897	2W06271306	300231	2W12191301
300169	2W01271401	89	2W06281306	725	2W12201301
300351	2W01281403	1749	2W06281311	521	2W12281208
2061	2W01291302	2310	2W07021301	300262	2W12301301
300360	2W01301401	1640	2W07181301	1531	2W12301311
1975	2W01301404	2235	2W07191301	300283	2W12311301
1255	2W01311301	1762	2W07191302	2563	3C01021401
1395	2W02061301	1240	2W07191303	2020	3C01131401
1033	2W02111401	2332	2W07301306	2578	3C01211401
2080	2W02131302	21	2W08021302	1372	3C03051401
1033	2W02191301	2288	2W08061301	2121	3C03111301
2119	2W03071301	2455	2W08091301	365	3C03171401
1063	2W03071403	693	2W08121303	473	3C03191301
1063	2W03071404	2494	2W08221301	626	3C03241401
2129	2W03121301	2148	2W08231301	1383	3C03261402
2085	2W03211302	1471	2W08261303	2006	3C04031301
300584	2W03211401	409	2W08281301	2174	3C04051302
1066	2W03241402	349	2W08281302	1748	3C04251301
1199	2W03251402	896	2W08301301	2207	3C04301303
2149	2W03271301	2445	2W09041301	2208	3C04301304
1849	2W04011302	2518	2W09121301	907	3C05031301
2012	2W04021302	2535	2W09201301	2236	3C05211301
2167	2W04021303	896	2W09241301	993	3C05211302
646	2W04151301	524	2W09241303	2238	3C05221302
1572	2W04221301	2544	2W09271303	2256	3C05311301

S1-6

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
2270	3C06111302	2232	3T05171301	1666	3T10151303
2304	3C06281301	1363	3T05201301	1908	3T10221301
2329	3C07261301	1713	3T05221302	1009	3T10281302
1118	3C07291301	2241	3T05231304	2469	3T10311301
2335	3C07301301	2218	3T05231305	2469	3T10311302
684	3C08131301	2242	3T05231306	1777	3T10311305
2477	3C08271302	1571	3T05241302	2255	3T10311308
2502	3C08301302	2247	3T05281301	2083	3T11011301
2505	3C09041301	2248	3T05281302	1746	3T11071203
2459	3C09091301	2254	3T05301301	2026	3T11121302
2556	3C10091301	2102	3T05311303	2145	3T11151301
2556	3C10091302	2259	3T06051303	2577	3T11181303
2561	3C10211301	1904	3T06071301	2267	3T11211301
1990	3C10241301	2274	3T06121301	1008	3T11261302
173	3C10311301	2183	3T06141303	827	3T11261304
1118	3C11151301	1321	3T06241305	2583	3T11271301
2093	3C11201302	2289	3T06261302	1321	3T11271302
2578	3C11211302	1320	3T06261303	1998	3T12071201
2598	3C12271301	2274	3T06281301	2577	3T12191301
300325	3T01221401	1654	3T07111301	2599	3T12271302
2051	3T01251301	2146	3T07161301	2577	3T12271303
2138	3T01281401	1553	3T07181301	1015	3T12311302
958	3T01281402	1781	3T07221301	2078	4C02121302
300353	3T01291401	2274	3T07291302	1353	4C03241402
300359	3T01291403	1813	3T07311301	2161	4C03291303
1937	3T02261301	736	3T07311304	2114	4C04181301
2102	3T02271304	2274	3T08051301	1878	4C04241301
2034	3T03191301	2472	3T08231301	2054	4C04261301
1786	3T03261401	2053	3T08271302	2215	4C05061301
2165	3T04011303	1786	3T08271303	2209	4C05071301
2185	3T04161301	2491	3T08291305	2144	4C05161301
2186	3T04161304	1278	3T08291307	2234	4C05171301
1927	3T04191302	2267	3T08291308	1776	4C05221301
1850	3T04191303	1819	3T08301301	2250	4C05231303
2034	3T04241301	2500	3T08301302	1669	4C05301301
1952	3T04251303	2507	3T09091301	2048	4C06281303
2198	3T04261301	736	3T09091303	2324	4C07191301
2202	3T04291301	1815	3T09171301	2328	4C07251302
1875	3T04301301	2523	3T09181302	1885	4C08081301
2206	3T04301303	2488	3T09231302	2464	4C08201301
1819	3T05021302	2102	3T09251301	2471	4C08221301
1786	3T05061301	1253	3T09271302	1203	4C09271301
2220	3T05091303	2199	3T09301303	300076	4C10241301
1781	3T05101301	1777	3T10101303	300070	4C10291302
960	3T05151301	701	3T10111301	1816	4C11121301

S1-7

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300174	4C11271301	2181	5T09171301	669	106071201
1968	4C11301201	2540	5T09251301	1801	106131201
2039	4C12261305	2559	5T10171301	1622	106211203
1878	4C12311301	2566	5T10311301	1787	107021201
300198	4T01101401	2452	5T10311302	1826	107021202
2245	4T01171401	2575	5T11191301	537	107271202
300320	4T01211402	2575	5T11191304	39	107280901
300320	4T01211403	2593	5T12181301	282	107301201
300320	4T01211405	2604	5T12311301	1210	107311201
300198	4T01211406	2579	5T12311302	1502	108041102
300361	4T01301402	1678	101301202	1858	108091201
300580	4T03211401	282	102091201	1861	108141201
300577	4T03211404	1691	102161201	1879	108301202
2483	4T03211405	1696	102211201	1881	108311202
2318	4T03261401	1693	102211202	18	109101201
1806	4T05141301	1	102211203	1149	109181202
2244	4T05231301	1694	102221201	1549	109271101
2245	4T05241301	572	102241202	615	110211101
2337	4T07311301	1660	102271201	1186	110241103
2454	4T08091301	1441	102281201	1481	112271101
2528	4T09161302	1	102281202	1403	201101201
2529	4T09181301	1247	102281204	160	201171201
2553	4T10021301	1520	102291201	415	201171203
2553	4T10031301	1704	102291202	1448	202031201
300080	4T10301302	1718	103021201	397	202061201
300061	4T11211304	1316	103121201	1682	202061202
2483	4T12301301	1507	103151201	1367	202061203
300198	4T12311304	1307	103161201	1473	202101201
2608	5C01131401	212	103231201	725	202131202
300496	5C03061401	470	103291201	646	202171201
2290	5C06201302	1307	103291202	1240	202171202
894	5C07011301	1077	104021201	392	202271201
2522	5C09171301	270	104041201	1427	202291204
2569	5C11061301	1179	104091201	1700	203011201
2584	5C11271301	1738	104091202	1327	203081201
2559	5T01241401	1481	104101201	1725	203281202
300326	5T03101401	1607	104251202	1734	203291203
2514	5T03241401	1750	104261201	860	203291204
300548	5T03261401	1759	104301202	1335	203291206
2181	5T04121301	1618	105111202	1533	203301201
2196	5T04251301	2	105161201	1616	203301202
1989	5T04291301	1782	105241201	1735	203301204
1989	5T06281301	1315	105241203	1732	203301207
1989	5T08081301	1787	105311204	1493	204051201
1989	5T08301302	1503	106051201	1686	204111201

S1-8

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1385	204121101	1207	301051201	1582	304231201
1743	204181201	1265	301261201	1748	304241206
1496	204201201	1672	301301203	1748	304241207
1744	204231202	1685	302071201	1758	304301201
1736	204241201	1684	302071202	1494	304301202
1749	204241204	1383	302101202	1368	305011201
1124	204301203	1571	302141203	1138	305091201
1763	205041202	1278	302161201	736	305101201
1766	205111201	1278	302161202	1373	305111201
609	205151201	1278	302161203	700	305141201
1775	205161201	1009	302171201	1774	305171202
1756	205171201	1259	302171202	1138	305181202
445	205231201	1171	302221201	1638	305251201
1783	205251201	1659	302221202	1786	305311203
1789	205311204	954	302221203	1570	306131207
1810	206191202	1697	302231201	1807	306181201
1775	206191203	1313	302271201	1321	306201201
725	206261203	1699	302271203	1814	306251203
967	206281204	1322	302271204	1069	306251205
1390	207031201	1702	302281205	886	306271201
499	207161201	953	302291208	1807	307181202
1395	207231201	1553	302291209	1838	307231203
1854	208011201	1553	302291210	1839	307231204
1107	208061201	1313	303061201	1617	307241201
1849	208071202	1571	303081201	167	307251203
646	208081201	1714	303161203	1841	307261201
1395	208081202	1171	303221201	1847	307301202
1859	208101201	827	303231201	1850	307311202
1471	208161201	1641	303261201	1848	308131201
1346	208171102	1363	303261202	1863	308151201
263	208221201	1363	303261203	736	308161201
1392	208291202	717	303261204	1171	308181102
1525	208301106	1570	303271201	1425	308281202
1492	208301202	1570	303271203	778	308291201
1882	208311202	1570	303271205	1877	308291202
1395	209051201	1009	303271207	1865	308311201
1893	209121202	1671	303291202	1321	309041202
1897	209171201	1617	303291203	701	309111201
1542	209191101	173	303301202	1894	309131201
1299	209201201	1731	303301203	1629	309131203
1346	209241202	1739	304101203	1905	309181208
1547	209261101	700	304111201	1907	309191201
1921	209261202	627	304121201	1204	309211002
1547	210111102	1582	304161201	1699	309211201
1586	210261101	1740	304161202	1919	309261201

S1-9

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
1924	309281204	300372	2W01311409	1425	3C12311302
1540	309291106	300374	2W01311412	760	3C12311303
1663	401251201	1424	2W02071403	760	3C12311304
1661	402081201	89	2W02181401	1553	3T01311401
1661	402141201	300482	2W02211402	1553	3T01311402
1707	403071201	300486	2W02241401	960	3T02181402
1727	403291201	1897	2W02261401	736	3T02271403
1657	403301201	1599	2W02271401	2595	3T02271405
1677	404091201	300485	2W02271403	300488	3T02281401
1776	405171201	1736	2W02271404	182	3T02281402
1795	406071201	1063	2W03071402	300467	3T03061403
1795	406291201	788	2W03151401	300523	3T03131402
1816	407111201	300372	2W03261401	2165	3T03181404
1161	408041002	1757	2W03281403	1553	3T03271401
1870	408211201	1757	2W03281404	300607	3T03281401
1871	408221201	274	2W03311402	1553	3T03311401
1532	408291102	1784	2W03311406	1553	3T03311404
1880	408301201	1784	2W03311407	300616	3T03311406
1885	409041201	1124	2W05131301	2199	3T03311407
1890	409101201	857	2W10011201	2206	3T04301304
1915	409191201	1395	2W10031202	1069	3T08291304
1726	1C02261402	1935	2W10101201	1937	3T10051202
916	1C02261403	1930	2W10121204	1944	3T10111203
300408	1C03111401	1947	2W10151203	1946	3T10151202
300216	1C12181301	300123	2W11081302	995	3T10161201
1307	1C12241302	445	2W12031301	1952	3T10191201
300270	1C12301303	1011	2W12131302	1956	3T10241202
1767	1C12301306	2148	2W12201302	1866	3T10261201
1595	1C12311301	896	2W12301303	1381	3T10261202
1914	1T02261404	300258	2W12301305	2131	3T12201301
300462	1T03181402	300259	2W12301306	2588	3T12311303
300136	1T03281401	2509	2W12301307	1889	4C01301403
300628	1T03311401	300269	2W12301310	300380	4C01311402
300628	1T03311402	1876	2W12311303	300484	4C02241401
1949	1T10171201	1118	3C01311401	300495	4C02281401
1951	1T10191201	1118	3C01311402	300620	4C03311401
1949	1T10311203	1284	3C01311405	300621	4C03311402
2240	1T12181304	1554	3C02211401	2048	4C06281302
1760	1T12201301	2174	3C02281401	1878	4C07251301
1140	1T12261301	907	3C02281402	2464	4C08201303
2173	1T12301301	626	3C03241402	1561	4C12261301
1984	2W01301405	1310	3C03311406	2039	4C12261304
369	2W01311401	1856	3C10301201	300292	4C12311303
369	2W01311402	767	3C12271302	300292	4C12311305
1599	2W01311408	2578	3C12301301	300473	4T02271401

S1-10

Customer #	Contract #	Customer #	Contract #	Customer #	Contract #
300491	4T02281402	300568	1T03201402	300395	3C02061401
300577	4T03211403	2240	1T03271401	300395	3C02071401
2245	4T12181302	1808	1T04081401	1425	3C02141401
300381	5C01311401	2184	1T04301403	1425	3C02141402
300436	5C02201401	300243	1T12261304	2502	3C02211402
300440	5C02201403	300305	2W01141401	2020	3C02241401
1943	5C10011201	300202	2W01241402	173	3C02261401
1943	5C10181201	851	2W01271402	1383	3C03261401
1592	5T01311401	1923	2W01271403	684	3C03281401
300469	5T02271401	2287	2W01301402	1494	3C03311401
300472	5T02271402	1101	2W01311403	607	3C03311402
300475	5T02271404	1107	2W01311404	300629	3C03311407
300483	5T02281401	716	2W01311405	2166	3T01161401
2481	5T02281402	725	2W01311406	2469	3T01291402
300521	5T03111401	1531	2W01311407	701	3T01291404
300521	5T03171402	1931	2W01311410	2448	3T01311403
300519	5T03311401	1931	2W01311411	1015	3T01311404
2601	5T12271302	300396	2W02071402	960	3T01311405
300274	1C01161401	719	2W02211403	778	3T01311406
300319	1C01171401	300446	2W02211404	300392	3T02051401
300350	1C01291401	300202	2W02251401	1832	3T02071402
300256	1C02041401	300464	2W02261402	2183	3T02101401
300408	1C02121401	1736	2W03031404	300411	3T02121402
300417	1C02121402	300512	2W03051401	1777	3T02131401
1441	1C02181402	300509	2W03051402	1819	3T02141401
1499	1C02181403	1438	2W03061401	2199	3T02181401
1307	1C02271401	300520	2W03061402	2202	3T02241401
300408	1C03111402	725	2W03141401	1321	3T02251401
300525	1C03141401	300520	2W03171401	300455	3T02251402
300008	1C03181401	300584	2W03241401	300458	3T02261401
300554	1C03281401	1572	2W03271401	1216	3T02261403
2237	1C03311401	300039	2W03281401	1363	3T02271401
1404	1C04231402	89	2W03281402	182	3T02281404
2496	1C04301401	1606	2W03281405	1647	3T03041401
1808	1T02181401	2164	2W03311401	2225	3T03061401
2180	1T03071401	300300	2W03311404	300467	3T03061404
2044	1T03111401	2148	2W04071401	1363	3T03071401
2212	1T03111402	300677	2W04091401	300523	3T03131401
300536	1T03141401	1897	2W04101401	300523	3T03131403
300537	1T03141402	300726	2W04211401	2488	3T03141401
2303	1T03141403	1852	2W04241401	2095	3T03141402
300535	1T03141404	1721	2W04251403	2138	3T03171401
300549	1T03181401	1382	3C01151401	300455	3T03181401
300046	1T03181403	300349	3C01281401	1321	3T03181402
1025	1T03191401	2256	3C01311406	2255	3T03201401

S1-11

Customer #	Contract #
2289	3T03211402
300575	3T03211403
1571	3T03211404
1553	3T03311402
1553	3T03311403
1638	3T03311405
300707	3T04281403
1561	4C01171401
300369	4C01301405
1677	4C01311401
300078	4C02241402
300448	4C02241403
300530	4C03131401
2495	4C03141401
300539	4C03141402
300556	4C03171401
300558	4C03191402
1545	4C03281401
1834	4C03311403
300623	4C03311404
2337	4T01291401
2337	4T03171402
300555	4T03191401
2454	4T03241401
300605	4T03271401
300107	4T03311401
300740	4T04241401
894	5C01291401
300404	5C02101401
2450	5C02121401
2590	5C02201402
300440	5C02201404
300314	5T01161401
300345	5T01241402
1592	5T01311402
300453	5T02251401
1989	5T03041401
300546	5T03171401
2551	5T03171404
300469	5T03191401
300546	5T03191402
300611	5T03281401

S1-12

SCHEDULE 2

List of Lock-Box Banks and Lock-Box Account

Account number 2000026298881 of CCG maintained with Wells Fargo Bank, National Association, having offices located at 1 South Broad Street, Mail Code: PA1227, Philadelphia, Pennsylvania and 401 S. Tryon Street, 10th Floor, TS Legal Risk Mgmt., Mail Code NC0817, Charlotte, North Carolina 28288.

S2-1

SCHEDULE 3

Location of Certain Offices and Records

Commercial Credit Group Inc.

2056 Westings Avenue, Suite 280

Naperville, IL 60563

Commercial Credit Group Inc.

227 West Trade Street, Suite 1450

Charlotte, NC 28202

Commercial Credit Group Inc.

500 Corporate Parkway

Suite 108

Amherst, NY 14226

CCG Receivables Trust 2014-1

c/o Commercial Credit Group Inc.

227 West Trade Street, Suite 1450

Charlotte, NC 28202

CCG Receivables IV, LLC

227 West Trade Street, Suite 1450A

Charlotte, NC 28202

S3-1

SCHEDULE 4

1. Notice Information

Commercial Credit Group Inc.,	U.S. Bank National Association,
as Originator and Servicer	as Indenture Trustee
227 West Trade Street, Suite 1450	60 Livingston Avenue
Charlotte, NC 28202	EP-MN-WS3D
St. Paul, MN 55107
CCG Receivables Trust 2014-1,	Attn: Global Structured Finance/CCG
as Issuer	Receivables Trust 2014-1
c/o Wilmington Trust, National Association
Rodney Square North	Wilmington Trust, National Association,
1100 North Market Street	as Owner Trustee
Wilmington, DE 19890	Rodney Square North,
Attention: Corporate Trust Administration	1100 North Market Street
Wilmington, Delaware 19890

With a copy to:

DBRS, Inc.
CCG Receivables Trust 2014-1	Attn: Surveillance
c/o Commercial Credit Group Inc.,	140 Broadway
227 West Trade Street, Suite 1450	New York, New York 10005
Charlotte, NC 28202
Standard & Poor’s Ratings Services,
CCG Receivables IV, LLC,	a Standard & Poor’s Financial
as Depositor	Services LLC business
227 West Trade Street, Suite 1450A	55 Water Street, 41st Floor
Charlotte, NC 28202	New York, New York 10004

Portfolio Financial Servicing Company, as Back-Up Servicer 7303 SE Lake Road Portland, Oregon 97267 Attention: President

S4-1

EXHIBIT A

Form of Supplement for Substituted Receivables

Pursuant to Section 3.3 of the Sale and Servicing Agreement dated as of May 14, 2014, by and among CCG RECEIVABLES IV, LLC, a Delaware limited liability company (the “Depositor”), CCG RECEIVABLES TRUST 2014-1, a Delaware statutory trust (the “Issuer”), COMMERCIAL CREDIT GROUP INC., (“CCG”) a Delaware corporation, (the “Servicer” and the “Originator”), PORTFOLIO FINANCIAL SERVICING COMPANY, a Delaware corporation, (the “Back-Up Servicer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, the (“Indenture Trustee”), attached hereto as Schedule I is a Schedule which includes information regarding the Receivables, the Related Security, all related Collections, and all proceeds of the foregoing (the “Substituted Receivables”) that are sold, assigned, transferred and delivered by the undersigned to the Issuer in accordance with the Sale and Servicing Agreement as of             , 201     (the “Substitution Date”). The Substituted Receivables are delivered in substitute of the Receivables identified in Schedule II attached hereto and all Related Security (the “Released Receivables”), and, from and after the date of this supplement for Substituted Receivables, the Released Receivables shall no longer be considered “Sold Assets” or “Collateral” pursuant to the Sale and Servicing Agreement and the Indenture, dated May 14, 2014, between the Issuer and the Indenture Trustee. Schedule I and Schedule II hereto may be delivered electronically.

The Originator certifies that (i) the Substituted Receivables constitute Eligible Receivables as of the date hereof, (ii) the Substituted Receivables have a Net Book Value, based on such Receivables’ Scheduled Payments that are scheduled to be received after the date hereof and prior to the applicable Maturity Date, equal to or greater than the Released Receivables for the same period, and (iii) the aggregate, cumulative Net Book Value of all Substituted Receivables delivered since the Closing Date does not constitute more than 10% of the Original Pool Balance.

The Servicer, on behalf of the Issuer, certifies that it has taken all necessary action to subject the Substituted Receivables to the Lien of the Indenture in favor of the Indenture Trustee on behalf of the Noteholders.

COMMERCIAL CREDIT GROUP INC.,
as Originator / Servicer

By:
Name:
Title:

CCG RECEIVABLES IV, LLC
as Depositor

By
Name:
Title

CCG RECEIVABLES TRUST 2014-1, as Issuer,
By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of CCG RECEIVABLES TRUST 2014-1

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

SCHEDULE I

SUBSTITUTED RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term	PMTS	months to maturity	days oldest rent due	lease_billto_state

SCHEDULE II

REPLACED RECEIVABLES SCHEDULE

Source	Cust	Contract Num	Customer Name	Issue Month	Org Day	Issue Year	contract Type	Residual Value	Book Value WO Resid	Pmt per amtz schedule	lease_start_date	Maturity date	Term	PMTS	months to maturity	days oldest rent due	lease_billto_state

EXHIBIT B

Form of Servicer Report

[see attached]

EB-1

CCG RECEIVABLES TRUST 2014-1

SERVICER REPORT

Collection Period	From:
To (Month End Date):
Determination Date (2nd Business Day before related Payment Date):
Prior Payment Date (14th day or next succeeding business day of each month):
Payment Date (14th day or next succeeding business day of each month):
Closing Date
Has a Trigger Event Occurred?
Has a Servicer Default Occurred?
Number of Contracts

A. Payment Summary

Class	CUSIP	Beginning Balance	Note Rate	Interest Paid	Principal Paid	Total Distribution	Ending Balance
A-1	12505NAA2		0.27%
A-2	12505NAB0		1.06%
B	12505NAC8		2.15%

B. Pool Receivable Activity During the Collection Period

Original Pool Balance (NBV)

Pool Balance (NBV), Beginning
Pool Balance (NBV), Ending

C. Principal Payment Amount

Initial Overcollateralization Amount
Target Overcollateralization Amount

Total Note Balance after Priority of Payments Steps vi and viii

Scheduled Investor Principal Amount

D. Servicer Advances

Unreimbursed Servicer Advances from Prior Collection Period
Servicer Advances during Current Collection Period

E. Substitutions

Receivables Substituted to Date, Beginning
Receivables Substituted during Current Collection Period
Receivables Substituted to Date, Ending
% of Total Receivables Substituted
Cap for Substituted Receivables (10% of Orig. Pool Balance)

F. Reserve Account

Reserve Account Balance, Beginning
Earnings from Investment of Funds in the Reserve Account
Reserve Account Total Balance
Required Reserve Amount
Reserve Account Withdrawal Amount
Reserve Account Deficiency covered by Excess Available Funds
Excess Reserve Funds released to Waterfall
Reserve Account Balance, Ending
Reserve Account Deficiency

G. Available Amounts and Distributions

Available Amounts (in accordance with the definition of Available Amounts in the Indenture)
Aggregate Collections (including proceeds from liquidated contracts and upon a Trigger Event, Excluded Amounts)
Excess Amounts in the Collection Account
Earnings from Investment of Funds in the Collection Account
Servicer Advances Made During Current Collection Period
Aggregate Purchase Price of Contracts Repurchased by the Servicer
Available Amounts
Reserve Account Withdrawal Amount or Amount Released from the Reserve Account

Total Available Amounts

Servicer Report	1

Remaining Available Amount
Distributions (in accordance with Section 4.5(a) of the Indenture)
(i) To Servicer, any unreimbursed Servicer Advances, in respect of a prior Collection Period
(ii) To Successor Servicer, successor servicer expenses
(iii) To Servicer, the Servicing Fee and expenses (including any unpaid amounts)
(iv) (a) To Indenture Trustee, the Indenture Trustee Fees (including any unpaid and indemnified amounts)
To Back-up Servicer, the Back-up Servicer Fees (including any unpaid and indemnified amounts)
To Owner Trustee, the Owner Trustee Fees (including any unpaid and indemnified amounts)
To Custodian, the Custodian Fees (including any unpaid and indemnified amounts)
(b) To Indenture Trustee, the Indenture Trustee unpaid and indemnified amounts
To Back-up Servicer, the Back-up Servicer including any unpaid and indemnified amounts
To Owner Trustee, the Owner Trustee including any unpaid and indemnified amounts
To Custodian, the Custodian including any unpaid and indemnified amounts
(v) To the Noteholder, Class A accrued interest:
Class A-1 accrued and unpaid interest
Class A-2 accrued and unpaid interest
(vi) To the Noteholder, principal amount, excess of Class A notes - Pool Balance
(vii) To the Noteholder, Class B accrued and unpaid interest
(viii) To the Noteholder, principal amount, excess of Class A & B notes - Pool Balance
(ix) To the Reserve Fund, the excess of the Required Reserve Amount
Scheduled Investor Principal Amount:
(x) (i) Prior to the occurrence and continuation of a trigger event:
Class A-1 Principal amount
Class A-2 Principal amount
Class B Principal amount
(x) (ii) During the continuation of a trigger event
Class A-1 Principal amount
Class A-2 Principal amount
Class B Principal amount
(xii) To the Indenture Trustee, Back-up Servicer and Custodian, all amounts due and not paid due to cap on (iv)
(xiii) To the Certificateholder, any excess

H. Trigger Events

(i) Cumulative Realized Losses
Cumulative Net Loss Ratio (Cum. Realized Losses/Orig Pool Balance)
Cumulative Net Loss Ratio Trigger

(ii) Servicer Default has occurred and is continuing

J. Servicer Default

Tangible Net Worth Monthly as of:
Tangible Net Worth Trigger

The undersigned does hereby certify:

I.	CCG and CCG Receivables IV, LLC are the Servicer and the SPV, respectively, under the Indenture and Sales & Servicing Agreement. The undersigned is a Responsible Officer of the Servicer and the Borrower.

II.	The date of this Servicer Report is two business days prior to the Payment Date immediately following the Collection Period specified above.

III.	No Trigger Event or Event of Default has occurred under the Indenture.

IV.	The figures represented in this report are true and correct as of the date hereof

V.	As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Sales & Servicing Agreement and Indenture through the Payment Date specified above.

IN WITNESS WHEREOF, the undersigned has duly executed this Report.

Commercial Credit Group, Inc.

By:

Title:	SVP and CFO

Date:

Servicer Report	2

EXHIBIT C

Form of Credit and Collection Policies and Practices

[see attached]

EC-1

COMMERCIAL CREDIT GROUP INC

CREDIT POLICY

Effective Date: September 1, 2004

Last Update: October 24, 2013

Credit Submittals

All transactions require a credit package and must be documented on the Company’s standard form of credit application. The amount of credit information required to evaluate a proposed transaction will be on a case-by-case basis depending on the size and complexity of the proposed transaction. A typical credit package may include year-end and interim financial statements, corporate/LLC tax returns, collateral description, references, personal financial statements, personal tax returns and other guarantor information.

Credit Process

The credit package will be analyzed to include financial statement and cash flow analysis, collateral evaluation, and reference checks. Reference checks must be documented on the Company’s standard form of internal credit documents. Credit reports such as Dun & Bradstreet, Paynet and credit bureau reports will be evaluated when applicable. If the proposed transaction is with an existing obligor, previous transactions will also be reviewed for total exposure and cross-collateralization purposes. All terms and closing conditions will be noted on the credit application. All transactions require the approval of two credit officers.

Credit Parameters

Debt Service Coverage: At the time of the initial credit decision, the historic or forecasted Debt Service Coverage must be at or above 1:1. Debt Service Coverage is defined as Cash Flow (net income + non cash expenses) vs. Current Maturities of debt (excluding revolving facilities and balloon payments). If the obligor’s financial information does not itemize Current Maturities, then the Company’s credit officers will use their best efforts to determine an estimate of Current Maturities.

References: Reference checks on the proposed obligor’s secured debt must indicate current payment habits within 60 days of due date. Credit reports must not have any excessive delinquency.

Previous Bankruptcies: The obligor and its majority owners must not be in or have filed for a bankruptcy proceeding within the last 7 years.

A Credit Officer with credit authority of at least $750,000 must approve transactions that do not meet the parameters as indicated above.

Non-Qualifying Transactions

The Company will not entertain any transactions that have the following characteristics:

•	Floor plan

•	Owner-operator transportation without credit enhancement from a creditworthy carrier

•	Transactions involving a third party broker

•	Consumer or Agricultural

Credit Concentrations

The Company’s in-house limit on total exposure to any one obligor (including related parties such as guarantors and affiliated entities with similar ownership) shall not exceed 4% of the net portfolio. The Company may sell all or part of a transaction to third parties on a without recourse basis. Once a transaction is sold, the net amount sold will be removed from the total concentration of that particular obligor.

Any transaction originated by the Company and initially financed by the Company with non-recourse debt will not be subject to in-house credit limits.

Credit Officers and Authority

All transactions require the approval of two credit officers prior to funding. The credit authorization on any one obligor will be the highest credit authority assigned to the individual officers approving the transaction. The credit officers and their respective credit authority are set forth below:

Daniel J. McDonough	In-house limit
Kevin T. McGinn	$1,500,000
Donald G. Pokorny	$1,500,000
Bryan M. Combs	$750,000
Brett H. Goodman	$750,000
Mark R. Lempko	$750,000
James A. Rusch	$750,000
David M. Shoop	$750,000
Samuel C. Robinson	$750,000
Mark A. Voytas	$750,000
David DiCarlo, Jr.	$750,000
Dwayne Williamson	$750,000
Justin B. Mock	$400,000
James Roland	$400,000
Mary J. Ulrich	$400,000
Beverly Brumbach	$250,000
Jeffrey D. Clark	$250,000
Paul Budzynski	$250,000

Extensions and Modifications

At times existing obligors may request an extension or modified terms of their existing obligations. Such accommodations will require a complete credit package and will follow the underwriting process and credit authorities of a newly proposed transaction. During an extension or modification request, the Company will reevaluate its collateral position, guarantors and pricing and make the necessary adjustments.

Non-Accruals and Specific Account Write-Downs

The Company will suspend interest income on contract receivables if, in management’s opinion, the collection of such receivable is in question. This may occur for a variety of reasons including, but not limited to, delinquency, a bankruptcy proceeding, foreclosure, and deteriorating business conditions. All receivables over 91 days delinquent will automatically be placed on non-accrual.

When an account is placed on non-accrual, the Company will perform a collateral evaluation and take the appropriate specific account write-down. All contract receivables that become subject to foreclosure will be removed from the receivable classification at the time of foreclosure and reclassified as “Other Assets”, the carrying value of which is expected to be the estimated liquidation value of the collateral.